As filed with the Securities and Exchange Commission on November 9, 2007

Registration Number 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRYOPORT, INC.
(Name of Small Business Issuer in its Charter)

Nevada	3086	88-0313393
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

20382 Barents Sea Circle
Lake Forest, California 92630
(Address and telephone number of principal executive offices)

Peter Berry
Chief Executive Officer
20382 Barents Sea Circle
Lake Forest, California 92630
(949) 470-2300
(Name, address and telephone number of agent for service)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

  CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 (2)	5,604,411	$0.98	$5,492,323	$587.68

Common Stock, par value $0.001 (3)	8,966,981	$0.98	$8,787,641	$940.28

Total	14,571,392			$1,527.96

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) Represents shares issuable upon exercise of convertible debentures.

(3) Represents shares issuable upon exercise of warrants.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated November 9, 2007

CRYOPORT, INC.

14,571,392 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 14,571,392 shares of our common stock. The total number of shares sold herewith consists of: (i) 5,604,411 issuable upon conversion of convertible debentures and (ii) 8,966,981 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the cash exercise, if any, of warrants to purchase an aggregate of 8,966,981 shares of common stock. All costs associated with this registration will be borne by us.

The selling stockholders may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is currently traded on the OTC Bulletin Board under the symbol CYRX. On November 6, 2007, the last reported sale price for our common stock was $1.01 per share.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is __________, 2007

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. CryoPort, Inc. is referred to throughout this prospectus as "CryoPort," "the Company," "we" or "us."

General

Our principal focus is to develop and launch, the CryoPort Express® One-Way Shipper System, a line of one-time use dry cryogenic shippers for the transport of biological materials. A dry cryogenic shipper is a device that uses liquid nitrogen which is contained inside a vacuum insulated bottle as a refrigerant to provide storage temperatures below minus 150 ° centigrade. The dry shipper is designed such that there can be no pressure build up as the liquid nitrogen evaporates, or spillage of liquid nitrogen. A foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container. Biological specimens are stored in a “well” inside the container and refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system. Biological specimens transported using the cryogenic shipper can include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, semen and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (less than -150 ° C).

During the recent fiscal year ended March 31, 2007, we generated revenues of $67,103 and we incurred a net loss of $2,326,259. For the three month period ended June 30, 2007, we generated revenues of $5,541. During that same period we incurred a net loss of $745,508. At June 30, 2007 we had negative working capital of $100,747 and an accumulated deficit of $10,110,658.

Our principal executive office is located at 20382 Barents Sea Circle, Lake Forest, California 92630 and our telephone number at that address is (949) 470-2300.

Recent Financing

On October 1, 2007, we issued to a number of accredited investors our Original Issue Discount 8% Senior Secured Convertible Debentures (the “Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds to us of $4,001,551.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $3,436,551.

The entire principal amount under the Debentures is due and payable 30 months after the closing date.  Interest payments will be payable in cash quarterly commencing on January 1, 2008.  We may elect to make interest payments in shares of common stock provided, generally, that we are not in default under the Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the Debentures or in payment of interest due thereunder.  If we elect to make interest payment in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event we issue common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement of which this prospectus forms a part, we may force conversion of the Debentures if the market price of the common stock is at least $2.52 for 30 consecutive days.  We may also prepay the Debentures in cash at 120% of the then outstanding principal.

The Debentures rank senior to all of our current and future indebtedness and are secured by substantially all of our assets.

In connection with the financing transaction, we issued to the investors five-year warrants to purchase 5,604,411 shares of our common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share (collectively, the “Warrants”).

We also entered into a registration rights agreement with the investors that requires us to register the shares issuable upon conversion of the Debentures and exercise of the Warrants within 45 days after the closing date of the transaction.  If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date (120 days in the event of a full review by the Securities and Exchange Commission), we will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that we fail to attain a timely filing or effectiveness, as the case may be.

This Offering

Shares offered by Selling Stockholders	Up to 14,571,392 shares, including 5,604,411 shares issuable upon conversion of convertible debentures and 8,966,981 shares issuable upon exercise of warrants

Common Stock to be outstanding after the offering	54,397,078*

Use of Proceeds	We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3

  * Based on the current issued and outstanding number of shares of 39,825,686 as of October 29, 2007, and assuming issuance of all 14,571,392 shares upon conversion of convertible debentures and exercise of warrants issued to the investors and the placement agent and registered herewith, the number of shares offered herewith represents approximately 36% of the total issued and outstanding shares of common stock.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment.   Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

We have incurred significant losses to date and may continue to incur losses.

During the recent fiscal year ended March 31, 2007, we generated revenues of $67,103 and we incurred a net loss of $2,326,259. For the three month period ended June 30, 2007, we generated revenues of $5,541. During that same period we incurred a net loss of $745,508. At June 30, 2007 we had negative working capital of $100,747 and an accumulated deficit of $10,110,658. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

The Report of Independent Registered Public Accounting Firm on our March 31, 2007 consolidated financial statements includes an explanatory paragraph stating that the recurring losses incurred from operations, working capital deficit and accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to obtain additional funding, we may have to reduce our business operations.

We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products, that our cash on hand including the proceeds from a recent financing transaction will satisfy our operational and capital requirements for the next 24 months. However, if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period. We will also require additional financing to expand into other markets and further develop and market our products. Except for the warrants issued in our recent offerings, we have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing on commercially reasonable terms or at all will be available when needed. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. Our future capital requirements will depend upon many factors, including:

•	continued scientific progress in our products;

•	competing technological and market developments;

•	our ability to establish additional collaborative relationships; and

•	the effect of commercialization activities and facility expansions if and as required.

We have limited financial resources and to date no positive cash flow from operations. There can be no assurance that we will be able to obtain financing on acceptable terms in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. Raising additional funding may be complicated by certain provisions in the securities purchase agreements entered into in connection with our most recent financing.

If we experience delays, difficulties or unanticipated costs in establishing the sales, distribution and marketing capabilities necessary to successfully commercialize our products, we will have difficulty maintaining and increasing our sales.

We are continuing to develop sales, distribution and marketing capabilities in the Americas, Europe and Asia. It will be expensive and time-consuming for us to develop a global marketing and sales network. Moreover, we may choose, or find it necessary, to enter into additional strategic collaborations to sell, market and distribute our products. We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with other companies to promote our products. In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our products thereby exposing us to potential expenses in exiting such distribution agreements. The Company, and any of its third-party collaborators, must also market its products in compliance with federal, state, local and international laws relating to the providing of incentives and inducements. Violation of these laws can result in substantial penalties. If we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our distributors fail to promote our products, we will have difficulty maintaining and increasing our sales.

We are dependent on new products.

Our future revenue stream depends to a large degree on our ability to bring new products to market on a timely basis. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance of such products. We may incur problems in the future in innovating and introducing new products. Our development stage products may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we were unable to successfully define, develop and introduce competitive new products, and enhance existing products, our future results of operations would be adversely affected. Development and manufacturing schedules for technology products are difficult to predict, and we might not achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. A delay in new product introductions could have a significant impact on our results of operations.

Our success depends, in part, on our ability to obtain patent protection for our products, preserve our trade secrets, and operate without infringing the proprietary rights of others.

Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. and foreign patent applications related to our technology, inventions and improvements that are important to the development of our business. We have three U.S. patents relating to various aspects of our products. Our patents or patent applications may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage. We intend to vigorously protect and defend our intellectual property. Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.

We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We typically require our employees, consultants, advisors and suppliers to execute confidentiality agreements in connection with their employment, consulting, or advisory relationships with us. If any of these agreements are breached, we may not have adequate remedies available thereunder to protect our intellectual property or we may incur substantial expenses enforcing our rights. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.

We cannot assure that our current and potential competitors and other third parties have not filed or in the future, will not file patent applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our products either in the U.S. or internationally. In the event we were to require licenses to patents issued to third parties, such licenses may not be available or, if available, may not be available on terms acceptable to us. In addition, we cannot assure that we would be successful in any attempt to redesign our products or processes to avoid infringement or that any such redesign could be accomplished in a cost-effective manner. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which would harm our business.

We are not aware of any other company that is infringing any of our patents or trademarks nor do we believe that it is infringing on the patents or trademarks of any other person or organization.

If we experience manufacturing delays or interruptions in production, then we may experience customer dissatisfaction and our reputation could suffer.

If we fail to produce enough products at our own manufacturing facility or at a third-party manufacturing facility, we may be unable to deliver products to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete. We currently acquire various component parts for our products from a number of independent manufacturers in the United States. We would likely experience significant delays or cessation in producing our products if a labor strike, natural disaster, local or regional conflict or other supply disruption were to occur at any of our main suppliers. If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies which may cause delays in producing our products. In addition, because we depend on third-party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability. To date, we have not experienced any material delays to the point that our ability to adequately service customer needs has been compromised. As the business develops and quantity of production increases, it becomes more likely that such problems could arise.

Because we rely on a limited number of suppliers, we may experience difficulty in meeting our customers’ demands for our products in a timely manner or within budget.

We currently purchase key components of our products from a variety of outside sources. Some of these components may only be available to us through a few sources, however, management has identified alternative materials and suppliers should the need arise. We generally do not have long-term agreements with any of our suppliers.

Consequently, in the event that our suppliers delay or interrupt the supply of components for any reason, we could potentially experience higher product costs and longer lead times in order fulfillment. Suppliers that we materially rely upon are Spaulding Composites Company and Lydall Thermal Acoustical Sales.

Our Products May Contain Errors or Defects, which Could Result in Damage to Our Reputation, Lost Revenues, Diverted Development Resources and Increased Service Costs, Warranty Claims and Litigation.

Our products must meet stringent requirements. We warrant to our customers that our products will be free of defect for various periods of time, depending on the product. In addition, certain of our contracts include epidemic failure clauses. If invoked, these clauses may entitle the customer to return or obtain credits for products and inventory, or to cancel outstanding purchase orders even if the products themselves are not defective.

We must develop our products quickly to keep pace with the rapidly changing market, and we have a history of frequently introducing new products. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims and litigation which could harm our business, results of operations and financial condition.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including our consultants, attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operations, or financial condition.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  Currently, we believe these two requirements will apply to our annual reports for fiscal 2008 and 2009, respectively.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to incur significant expenses and to devote resources to Section 404 compliance during the remainder of fiscal 2008 and on an ongoing basis.  It is difficult for us to predict how long it will take to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

If we cannot compete effectively, we will lose business.

The market for our products, services and solutions is positioned to become competitive. There are technological and marketing barriers to entry, but we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against future competitors. The principal competitive factors in this market include:

•	Ongoing development of enhanced technical features and benefits;

•	Reductions in the manufacturing cost of competitors’ products;

•	The ability to maintain and expand distribution channels;

•	Brand name;

•	The ability to deliver our products to our customers when requested;

•	The timing of introductions of new products and services; and

•	Financial resources.

These and other prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional products competitive to those we provide or plan to provide.

Risks Relating to Our Current Financing Arrangements:

The variable price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

On October 1, 2007, we issued to a number of accredited investors our Original Issue Discount 8% Senior Secured Convertible Debentures having a principal face amount of $4,707,705. The entire principal amount under the Debentures is due and payable 30 months after the closing date.  Interest payments will be payable in cash quarterly commencing on January 1, 2008.  In addition, we are required to make 24 equal monthly principal cash payments commencing February 1, 2008. We may elect to make such interest or principal payments in shares of common stock provided, generally, that we are not in default under the Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the Debentures or in payment of interest due thereunder.  If we elect to make interest payments in common stock, the conversion rate will be the lesser of (a) $0.84 or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

If we are unable to make payments in cash, we must make those payments in shares of our common stock at a discount to the market price of our common stock. The number of shares we will be required to issue upon conversion of the notes will increase if the market price of our stock decreases.

The lower the stock price, the greater the number of shares issuable under the convertible debentures.

If we elect make periodic principal and interest payments in stock in lieu of cash (or are unable to make cash payments), the number of shares issuable upon conversion of the convertible debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our stockholders to greater dilution and a reduction of the value of their investment.

The issuance of our stock upon conversion of the convertible debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The convertible debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares issued upon conversion and placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock. The opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

Risks relating principally to our common stock and its market value:

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

You may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our stock is deemed to be penny stock.

Our stock is currently traded on the OTC Bulletin Board and is subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the selling security holders herewith. However, we will generate proceeds from the cash exercise of the warrants, if any. We intend to use those proceeds for general corporate purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information herein contains forward-looking statements. All statements other than statements of historical fact made herein are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

General Overview

We were originally formed with the intention to first develop a reusable line of cryogenic shippers and once underway, to begin the research and development of a disposable, one-way cryogenic shipper. Until recently, the Company did not have the funds to fully implement its business plan. The reusable line of cryogenic shippers has been in production since 2002, however, anticipated difficulties in penetrating the well established market for reusable cryogenic shippers, as well as a need for continuous redevelopment of the product line has allowed for only limited revenue generation from the sale of the reusable cryogenic shipper. During this time, we maintained research and development activities focused on the new product line of the CryoPort Express® One-Way Shipper System. Until the beginning of fiscal year 2006, the limited revenues produced from the reusable product line along with limited capital funding required us to assign only minimal resources to the development of the one-way cryogenic shippers. We continue to raise funds to allow us to focus on accelerating the development and launch of the CryoPort Express® One-Way Shipper System product line. We are focusing significant resources to the market research and product development of the CryoPort Express® One-Way Shipper System with the goal of launching the new product into the market during the second quarter of calendar year 2008. While it had been our plan to introduce the CryoPort Express® One-Way Shipper System product line in limited quantities to selective customers during the second quarter of fiscal year 2007, lack of adequate funding, has caused us to revise the estimates for the product release as well as for the ramp-up timetables related to the product manufacturing and sales and marketing activities. A broad launch to the general market expected to follow after feedback from this introductory distribution of the CryoPort Express® One-Way Shipper System is received and customer demand is further understood. A higher volume demand is expected to develop as pharmaceutical products requiring cryogenic or frozen protection come to market.

We have discussed development of a shipper from the one-way product line under confidentiality agreements for drug delivery with several vaccine manufacturers. Although we have received and fulfilled purchase orders from these vaccine manufacturers, we do not currently have any pending purchase orders. These potential customers for the new CryoPort Express® One-Way Shipper System are currently using our reusable shippers in clinical trials. To address the high volume ramp up necessary to provide these customers with one-way shippers, we are currently involved in negotiations for a manufacturing and distribution partnership with two large, and well established manufacturing companies.

Going Concern

As reported in the Report of Independent Registered Public Accounting Firm on our March 31, 2007 and 2006 financial statements, the Company has incurred recurring losses from operations and has a stockholders’ deficit. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

There are significant uncertainties which negatively affect the Company’s operations. These are principally related to (i) the limited distribution network for the Company’s reusable product line, (ii) the early stage development of the Company’s one-way product and the possible need to enter a strategic relationship with a larger manufacturer capable of high volume production and distribution, (iii) the absence of any commitment or firm orders from key customers in the Company’s target markets for the reusable or the one-way shippers, (iv) the success in bringing products concurrently under development to market with the Company’s key customers. Moreover, there is no assurance as to when, if ever, the Company will be able to conduct the Company’s operations on a profitable basis. The Company’s limited sales to date for the Company’s product, the lack of any purchase requirements in the existing distribution agreements and those currently under negotiations, make it impossible to identify any trends in the Company’s business prospects. There is no assurance the Company will be able to generate sufficient revenues or sell any equity securities to generate sufficient funds when needed, or whether such funds, if available, will be obtained on terms satisfactory to the Company.

We have not generated significant revenues from operations and have no assurance of any future significant revenues. We incurred net losses of $2,326,259 and $1,522,101 for the years ended March 31, 2007 and 2006, respectively. In addition, at March 31, 2007, our accumulated deficit was $9,365,150 and we had a negative working capital deficit of $478,396. As of June 30, 2007, we had a cash balance of approximately $579,000.

In order to continue as a going concern, management has begun taking the following steps:

1)
Continuing to maintain minimal operating expenditures through stringent cost containment measures. The Company’s largest expense for the three months ended June 30, 2007 relates to consultant fees of $382,500 which were paid with 375,000 common stock shares in lieu of cash for consulting services relating to achieving financing arrangements for the Company, and approximately $40,000 for the audit fees related to the filing of the Company’s annual 10-KSB report. The remaining operating expenses for the three months ended June 30, 2007 of $201,075 related primarily to minimal personnel costs, rent and utilities and meeting the legal and reporting requirements of a public company.

2)	Utilizing part-time consultants and asking employees to manage multiple roles and responsibilities whenever possible to keep operating costs low.

3)
Continuing to require that key employees and the Company’s Board of Directors receive Company stock in lieu of cash as all or part of their compensation in an effort to minimize monthly cash flow. With this strategy, the Company has established a critical mass of experienced business professionals capable of taking the Company forward.

4)
Maintaining current levels for sales, marketing, engineering, scientific and operating personnel and cautiously and gradually adding critical and key personnel only as necessary to help expand the Company’s product offerings in the reusable and one-way cryogenic shipping markets, leading it to additional revenues and profits.

5)	Adding other expenses such as customer service, administrative and operations staff only commensurate with producing increased revenues.

6)	Focusing current research and development efforts only on final development, production and distribution of the CryoPort Express® One-Way Shipper System.

7)
Continuing to focus marketing and sales research into the bio-pharmaceutical, clinical trials and cold-chain distribution industries in order to better position the Company for an immediate and successful launch of the CryoPort Express® One-Way Shipper System once the Company is able to obtain adequate financing sources to support the product launch.

Research and Development

The Company has substantially completed the research and development efforts associated with its new product line, the CryoPort Express® One-Way Shipper System, a line of rent-and-return dry cryogenic shippers, for the transport of biological materials. The Company continues to provide ongoing research associated with the CryoPort Express® One-Way Shipper System, as it develops improvements both the manufacturing processes and product materials for the purpose of achieving additional cost efficiencies. As with any research effort, there is uncertainty and risk associated with whether these efforts will produce results in a timely manner so as to enhance the Company’s market position. For the three months ended June 30, 2007 and 2006, research and development costs were $28,587 and $19,109, respectively. Company sponsored research and development costs related to future products and redesign of present products are expensed as incurred and include such costs as salaries, and prototype design and materials costs.

Results of Operations

Year Ended March 31, 2007 Compared to Year Ended March 31, 2006

Net Sales. During the year ended March 31, 2007 the Company generated $67,103 from reusable shipper sales compared to revenues of $152,298 during the year ended March 31, 2006, a decrease of $85,195 (55.9%). This revenue decrease is primarily due to the Company’s shift in its sales and marketing focus during fiscal 2007 from the reusable shipper product line to the further development and planned product launch of the CryoPort Express® One-Way Shipper System for its introduction into the biopharmaceutical industry sector and to the delays in the Company’s securing adequate funding for the manufacturing and marketing launch of the new product line. Additionally, continued product manufacturing upgrades slowed production activities of the reusable shippers.

Cost of Sales. Cost of sales for the year ended March 31, 2007 decreased $145,289 (46.0%) to $176,939 from $315,650 for the year ended March 31, 2006 as the result of decreased sales volumes related to the shift in sales and marketing focus to the CryoPort Express® One-Way Shipper System and to increased production overhead efficiencies related to the Company’s continued cost containment efforts. During both periods, cost of sales exceeded sales due to fixed manufacturing costs and plant underutilization.

Gross Loss. Gross loss for the year ended March 31, 2007 decreased by $53,516 (32.8%) to $109,836 compared to $163,352 for the year ended March 31, 2006. The decrease in the gross loss is due to increased production overhead efficiencies as a result of the Company’s continued cost containment efforts, as well as the decrease in sales volume.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $876,140 (85.6%) to $1,899,228 for the year ended March 31, 2007 compared to $1,023,088 for the year ended March 31, 2006 due mainly to increased general and administrative costs of $1,021,209 which were offset by decreased selling expenses of $145,069. The increase in general and administrative expenses was primarily due to option and warrant related charges totaling $1,177,768 as the result of: i) issuances of warrants to employees and directors in accordance with the provisions of SFAS 123(R); ii) modifications for option expiration dates; and iii) the vesting of outstanding options and warrants during the fiscal year. These charges were offset by decreases of $98,710 in consulting and outside services, $41,033 in legal and accounting fees, and $15,933 in other administrative overhead expenses. The decrease in sales expenses was primarily related to decreased expenses of $50,633 in advertising and trade shows, $48,440 in consulting fees, $36,540 in salaries and related and $9,456 in general sales expenses. The expense reductions in selling, general and administrative expenses are the result of continued cost containment measures taken by the Company to minimize overhead expenditures during the product development and launch preparation for the CryoPort Express® One-Way Shipper System.

Research and Development Expenses. Research and development expenses decreased by $166,630 (65.5%) to $87,857 for the year ended March 31, 2007 as compared to $254,487 for the year ended March 31, 2006 in relation to the progression of the research and development activity for the CryoPort Express® One-Way Shipper System and to the continuation of cost containment measures taken by the Company to minimize overhead expenditures during the product development and launch preparation for the CryoPort Express® One-Way Shipper System. These research and development expense decreases included $85,533 in salaries and consulting services expenses, $32,959 in equipment depreciation, $30,130 in prototype and testing expenses, and $18,008 in travel and other research and development overhead costs.

Interest Expense. Interest expense increased by $147,361 (183.3%) to $227,738 for the year ended March 31, 2007 as compared to $80,377 for the year ended March 31, 2006 as the result of $93,503 of financing expenses related to the convertible debentures, consisting of $87,430 of amortization of deferred financing fees and debt discounts and $6,073 accrued interest, $47,729 of interest expense related to the short term financing loan from Ventana Group, LLC utilized by the Company in fiscal 2007, and $6,129 for other financing expenses of the Company.

Net Loss. As a result of the factors described above, the net loss for the year ended March 31, 2007 increased by $804,158 (52.8%) to $2,326,259 or ($0.08) per share compared to $1,522,101 or ($0.05) per share for the year ended March 31, 2006.

Three months ended June 30, 2007 compared to three months ended June 30, 2006

Net Sales. During the three months ended June 30, 2007, the Company generated $5,541 from reusable shipper sales compared to revenues of $18,462 in the same period of the prior year, a decrease of $12,921 (70%). This revenue decrease is primarily a result of the Company’s shift in its sales and marketing focus during the calendar year 2006 due to the planning of the introduction of the one-way shipper, anticipated for release in the second quarter of the Company’s fiscal year 2008, into the bio-pharmaceutical and bio-tech industry sectors. This shift allowed the marketing and sales efforts to focus on research into the bio-pharmaceutical, clinical trials and cold-chain distribution industries in order to better position the Company for an immediate and successful launch of the CryoPort Express® One-Way Shipper System once the Company obtains adequate financing sources to support the product launch.

Cost of Sales. For the three month period ended June 30, 2007, cost of sales increased $28,967 (74%) to $68,307 from $39,340 for the three month period ended June 30, 2006 primarily as the result of increased manufacturing overhead costs incurred as the Company added personnel and incurred additional equipment maintenance and repair costs related to the planning and preparation for production of the CryoPort Express® One-Way Shipper System. During both periods cost of sales exceeded sales due to plant under utilization.

Gross Loss. Gross loss for the three month period ended June 30, 2007 increased by $41,888 (200%) to $62,766 compared to $20,878 for the three month period ended June 30, 2006. The increase in the gross loss is mainly attributable to the decreased sales as a result of the shift in the sales and marketing efforts and to additional cost of sales related to increased manufacturing overhead costs incurred.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $391,248 (192%) to $594,555 for the three month period ended June 30, 2007 as compared to $203,307 for the three month period ended June 30, 2006 due primarily to consultant fees of $382,500 relating to 375,000 common stock shares issued in lieu of cash for consulting services relating to achieving financing arrangements for the Company, to increased travel and related costs associated with the planning for the launch of the CryoPort Express® One-Way Shipper, and to increased directors’ and officers’ insurance costs.

Research and Development Expenses. Research and development expenses increased by $9,478 (50%) to $28,587 for the three month period ended June 30, 2007 as compared to $19,109 for the three month period ended June 30, 2006 related to the increased research and development activity associated with the CryoPort Express® One-Way Shipper System, as the company strives to develop improvements in both the manufacturing processes and product materials for the purpose of achieving additional product cost efficiencies.

Interest Expenses. Interest expense increased $31,724 (121%) to $58,000 for the three month period ended June 30, 2007 as compared to $26,276 for the three month period ended June 30, 2006. This increase is primarily related to the amortization of discounts and deferred financing fees and interest expense related to the convertible debentures held by the Company since November 2006.

Net Loss. As a result of the factors described above, the net loss for the three months ended June 30, 2007 increased by $475,937 (177%) to $745,508 or ($0.02) per share compared to $269,571 or ($0.01) per share for the three months ended June 30, 2006.

Assets and Liabilities

At June 30, 2007, the Company had total assets of $782,580 compared to total assets of $483,687 at March 31, 2007, an increase of $298,893 (62%). Cash was $578,549 as of June 30, 2007, an increase of $314,157 (119%) from $264,392 in cash on hand as of March 31, 2007. During the three month period ended June 30, 2007, cash provided by financing activities of $630,140 was offset by cash used in operations of $313,178 and purchases of fixed assets of $2,805. As of November 7, 2007, the Company’s cash on hand was approximately $3,557,667.

Net accounts receivable at June 30, 2007 was $2,336, a decrease of $7,836 (77%) from $10,172 at March 31, 2007. This decrease is primarily due to the decreased sales during the three months ended June 30, 2007 and the increase in credit card sales.

Net inventories increased $1,390 (1%), to $147,398 as of June 30, 2007, from $146,008 as of March 31, 2007. The increase in inventories is due to the purchase of additional raw materials in June 2007 in order to fulfill a customer order shipped in July 2007 and in preparation of producing additional CryoPort Express® One-Way Shipper System units for market testing.

Net fixed assets decreased to $35,449 at June 30, 2007 from $38,400 at March 31, 2007 as a result of depreciation in the amount of $5,756 offset by $2,805 for production equipment purchases during the three months ended June 30, 2007.

Intangible assets decreased to $3,529 at June 30, 2007 from $4,696 at March 31, 2007 as a result of amortization in the amount of $1,167 for the three months ended June 30, 2007.

Deferred financing costs decreased to $0 at June 30, 2007 compared to $4,699 at March 31, 2007 due to the expiration of the related convertible debentures and the amortization of the remaining deferred financing fees during the three months ended June 30, 2007.

Total liabilities at June 30, 2007 were $2,673,600, a decrease of $97,919 (4%) from $2,771,519 as of March 31, 2007. Accounts payable was $292,988 at June 30, 2007, a decrease of $13,694 (4%) from $306,682 at March 31, 2007. The accounts payable decrease is primarily due to the decreased accounting, consultant, and legal fees payable resulting from the payments towards aged invoices which had previously been delayed due to cash restrictions. This decrease was partially offset by additional payables related to materials purchased during June 2007. Accrued expenses increased $6,903 (7%) to $104,130 at June 30, 2007 from $97,227 at March 31, 2007, resulting from the accrual of vendor invoices related to materials and services received in June 2007. Accrued warranty costs increased $375 to $55,782 at June 30, 2007 from $55,407 as of March 31, 2007 relating to additional accrual for products shipped during the three months ended June 30, 2007. Accrued salaries were $155,387 at June 30, 2007, a decrease of $14,150 (8%) from $169,537 at March 31, 2007. This decrease is due to a partial payment of Mr. Berry’s fiscal year 2007 bonus which had been approved by the board and accrued in February 2007.

Per the terms of the convertible debenture agreements, the notes have a term of 180 days from issuance and are redeemable by the Company with two days notice. The notes bear interest at 15% per annum and are convertible into shares of the Company’s common stock at a ratio of 6.67 shares for every dollar of debt converted. The proceeds of the convertible notes have and will be used in the ongoing operations of the Company. During the three months ended June 30, 2007 the Company converted $98,500 of principal balances and $7,179 of accrued interest relating to these convertible debentures into 705,366 common stock shares at a conversion price of $0.15 per share. As of June 30, 2007 the remaining balance of the convertible debenture notes and accrued interest was $23,063.

Current portion of related party notes payable increased $15,000 from $120,000 at March 31, 2007 to $135,000 at June 30, 2007 due to the scheduled increase in the monthly payment amounts on these notes in accordance with the terms of the promissory notes, beginning October 1, 2006 and April 1, 2007 to total monthly payments due of $5,000 and $7,500 respectively as specified in the terms of the notes. On July 31, 2007, the Company paid the April 1 note payments, due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

Current portion of notes payable of $24,000 at June 30, 2007 had no change from March 31, 2007. Current portion of notes payable to officer increased from $45,000 as of March 31, 2007 to $54,000 as of June 30, 2007 due to the scheduled increase in monthly payments from $3,000 to $6,000 beginning in January 2008.

Long-term related party notes payable decreased $9,981 to $1,613,860 at June 30, 2007 from $1,623,841 at March 31, 2007 due to the transfer of additional $15,000 to the current portion in addition to aggregate payments made of $15,000 against the principal note balances which were offset by additional interest accrued of $20,019 for the three month period ended June 30, 2007.

Long-term notes payable remained unchanged at $35,440 from March 31, 2007 to June 30, 2007. Notes payable to officer decreased $18,000 from $197,950 as of March 31, 2007 to $179,950 as of June 30, 2007 due to the $9,000 increase in the current portion of the note and to the $9,000 paid against the principal balance during the three months ended June 30, 2007.

 Liquidity and Capital Resources

As of June 30, 2007, the Company’s current liabilities of $844,350 exceeded its current assets of $743,603 by $100,747. Approximately 24% of current liabilities represent accrued salaries and current portion of note payable to officer for executives who have opted to defer taking salaries until the Company has achieved positive operating cash flows.

Total cash increased $314,157 to $578,549 at June 30, 2007 from $264,392 at March 31, 2007 as a result of $630,140 of funds provided by financing activities mainly due to proceeds from the issuance of common stock and exercise of warrants partially offset by used in operating activities, partially offset by $313,178 of cash used in operating activities and $2,805 used for purchases of fixed assets during the three months ended June 30, 2007.

Total assets increased $298,893 to $782,580 as of June 30, 2007 compared to $483,687 as of March 31, 2007 mainly as a result of the increase in cash partially offset by decrease in accounts receivable.

The Company’s total outstanding indebtedness decreased $97,919 to $2,673,600 at June 30, 2007 from $2,771,519 at March 31, 2007 primarily from the conversion of convertible notes payable to common stock, the decrease in accrued salaries or the payment of accrued bonus and the decrease in accounts payable related to payments of accrued consultant and legal fees.

The Company does not expect to incur any material capital expenditures until management is able to secure significant long-term funding for the launch of the new one-way product line or sales increase materially.

In January 2007, the Company entered into an Agency Agreement with a broker to raise funds in a private placement offering of common stock under Regulation D. During the three months ended June 30, 2007, in connection with this agreement, 3,443,333 shares of the Company’s common stock were sold to investors at an average price of $0.18 per share for proceeds of $554,140 to the Company, net of issuance costs of $67,860.

On October 1, 2007, we issued to a number of accredited investors our Original Issue Discount 8% Senior Secured Convertible Debentures having a principal face amount of $4,707,705 and generating gross proceeds to us of $4,001,551.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $3,436,551.

The entire principal amount under the Debentures is due and payable 30 months after the closing date.  Interest payments will be payable in cash quarterly commencing on January 1, 2008.  We may elect to make interest payment in shares of common stock provided, generally, that we are not in default under the Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the Debentures or in payment of interest due thereunder.  If we elect to make interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date. The Debentures rank senior to all of our current and future indebtedness and are secured by substantially all of our assets.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event we issue common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement of which this prospectus forms a part, we may force conversion of the debentures if the market price of the common stock is at least $2.52 for 30 consecutive days.  We may also prepay the debentures in cash at 120% of the then outstanding principal.

In connection with the financing transaction, we issued to the investors five-year warrants to purchase 5,604,411 shares of our common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share.

Critical Accounting Policies

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, however, in the past the estimates and assumptions have been materially accurate and have not required any significant changes. Specific sensitivity of each of the estimates and assumptions to change based on other outcomes that are reasonably likely to occur and would have a material effect is identified individually in each of the discussions of the critical accounting policies described below. Should the Company experience significant changes in the estimates or assumptions which would cause a material change to the amounts used in the preparation of the Company’s consolidated financial statements, material quantitative information will be made available to investors as soon as it is reasonably available.

The Company believes the following critical accounting policies, among others, affect the Company’s more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements:

Allowance for Doubtful Accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and the Company’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. The Company evaluates the collectability of the Company’s receivables at least quarterly. Such costs of allowance for doubtful accounts are subject to estimates based on the historical actual costs of bad debt experienced, total accounts receivable amounts, age of accounts receivable and any knowledge of the customers’ ability or inability to pay outstanding balances. If the financial condition of the Company’s customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities

Inventory. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. Inventory reserve costs are subject to estimates made by the Company based on historical experience, inventory quantities, age of inventory and any known expectations for product changes. If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or unmarketable inventories.

Impairment of Long-Lived Assets. The Company assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. Manufacturing fixed assets are subject to obsolescence potential as result of changes in customer demands, manufacturing process changes and changes in materials used. The Company is not currently aware of any such changes that would cause impairment to the value of its manufacturing fixed assets.

Accrued Warranty Costs. The Company estimates the costs of the standard warranty, included with the reusable shippers at no additional cost to the customer for a period up to one year. These estimated costs are recorded as accrued warranty costs at the time of product sale. These estimated costs are subject to estimates made by the Company based on the historical actual warranty costs, number of products returned for warranty repair and length of warranty coverage.

Revenue Recognition. Product sales revenue is recognized upon passage of title to customers, typically upon shipment of product. Any provision for discounts and estimated returns are accounted for in the period the related sales are recorded. Products are generally sold with right of warranty repair for a one year period but with no right of return. Estimated costs of warranty repairs are recorded as accrued warranty costs as described above. Products shipped to customers for speculation purposes are not considered sold and no revenue is recorded by the Company until sales acceptance is acknowledged by the customer.

Stock-Based Compensation. The Company accounts for equity issuances to non-employees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation , and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services . All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

.
The Company adopted SFAS No. 123(R), Share-Based Payment , which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors related to the Company’s 2000 Equity Incentive Plan based on estimated fair values. The Company adopted SFAS No. 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of April 1, 2006, the first day of our fiscal year 2007. The consolidated financial statements as of June 30, 2007 and for the three months ended June 30, 2007 and 2006 reflect the impact of adopting SFAS No. 123(R). In accordance with the modified prospective transition method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123(R). The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statement of operations. As stock-based compensation expense recognized in the consolidated statement of operations for each of the three month periods ended June 30, 2007 and 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the each of the three month periods ended June 30, 2007 and 2006 was zero as the Company has not had a significant history of forfeitures.

Employee stock-based compensation expense recognized under SFAS No. 123(R) for the three months ended June 30, 2007 and 2006 was $0 and $35,288, respectively, as determined by the Black-Scholes valuation model. As of June 30, 2007, the Company had no unvested stock options or warrants and total unrecognized compensation cost, related to unvested stock options was $0 (see Note 2 to the Company’s unaudited consolidated financial statements for additional information.)

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

BUSINESS

We are a cryogenic transport container company, involved in the safe transport of biological specimens at temperatures below zero centigrade. While over the past years most of our sales have been derived from the sale of our reusable product line, the Company’s long term potential and prospects will come from the one-way line of products which have been in development over the past three years.

Overview:

The principal focus of the Company is to develop and launch, the CryoPort Express® One-Way Shipper System, a line of one-time use dry cryogenic shippers for the transport of biological materials. A dry cryogenic shipper is a device that uses liquid nitrogen which is contained inside a vacuum insulated bottle as a refrigerant to provide storage temperatures below minus 150 ° centigrade. The dry shipper is designed such that there can be no pressure build up as the liquid nitrogen evaporates, or spillage of liquid nitrogen. A foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container. Biological specimens are stored in a “well” inside the container and refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system. Biological specimens transported using the cryogenic shipper can include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, semen and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (less than -150 ° C).

The Company currently manufactures a line of reusable cryogenic dry shippers. These provide the cryogenic technology for the development of the CryoPort Express® One-Way Shipper System and serve as the essential components of the infrastructure that supports testing and research activities of the pharmaceutical and biotechnology industries. The Company’s mission is to provide cost effective packaging systems for biological materials requiring, or benefiting from, a frozen or cryogenic temperature environment over an extended time period by introducing to market a cost effective one-time use cryogenic shipper. The conventional concept of cryogenic shipping employs the use of a high cost shipping container, used multiple times over multiple years. The Company plans to introduce the CryoPort Express® One-Way Shipper System product manufactured from alternative, lower cost materials, which will reduce overall operating costs. As with the reusable shippers, the one-way system will eliminate the need to replenish the refrigerant during transport.

The Company’s production line incorporates innovative technologies developed for aerospace and other industries to develop products that are more cost effective, easier to use and more functional than the traditional dry ice devices and methods currently used for the shipment of temperature-sensitive materials.

The proposed CryoPort Express® One-Way Shipper System products are planned to share many of the characteristics and basic design details of the currently available reusable products. The expected shared characteristics include general geometry and shape, similar liquid capacities and similar thermal performance characteristics. As a result, much of the market experience gained from the sale of these products is directly relevant to the usage characteristics of the proposed CryoPort Express® One-Way Shipper System products. There are two general sizes planned. A larger size of approximately 5 liters capacity, based on a product that has been produced for 5 years, is planned for shipping larger quantities of material and / or for use when longer holding times are required. A smaller size of approximately 1 liter capacity is planned for unit dose shipments, or small quantity shipments, that are direct to the end user and thus require shorter holding times. Because the shipment quantity is fairly small, a shorter holding time capability does not admit an unacceptable financial risk of product loss. The basis of the migration from reusable status to one-way use status is primarily one of cost and convenience which requires a generally lower cost product. Lower cost is achieved from higher production quantities, from lower cost materials and from automated manufacturing methods. The currently ongoing development related to these items is principally focused on material properties, particularly those properties related to the low temperature requirement and the vacuum retention characteristics; i.e., permeability of the materials. Several different metallic and polymeric materials have been subjected to testing to this point. One non-traditional material has been qualified and is available for production subject to the demand for higher production quantities that will justify the capital investment. Other materials are currently being evaluated for long term vacuum retention characteristics by analyzing permeation properties. These are long term tests that are being conducted by a commercial, well known laboratory. Further on steps that are required to successfully market the products to a broad spectrum of potential customers are largely related to a perceived need to customize the product characteristics to specific customer’s requirements. This can only be accomplished once the potential customer is identified and preliminary discussions are begun relative to the specific needs of that customer. Items potentially involved at this stage include the required holding time, the required product capacity, the impact of the distribution environment from in plant packing to end use unpacking. We believe that each potential customer may have a specific set of needs that can be satisfied from a catalog like listing of the generic characteristics of the planned products. Other advances additional to the development work on the cryogenic container include both an improved liquid nitrogen retention system and a secondary protective, spillproof packaging system. This secondary system, outer packaging has a low cost that lends itself to disposability. Further, it adds an additional liquid nitrogen retention capability to further assure compliance with IATA and ICAO regulations that prohibit egress of liquid nitrogen from the shipping package

As reported in the Report of Independent Registered Public Accounting Firm on the Company’s March 31, 2007 and 2006 financial statements, the Company has incurred recurring losses from operations and has a stockholders’ deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. See page 37, “Management’s Discussion and Analysis or Plan of Operation” for further discussion.

History:

The Company was originally incorporated under the name G.T.5-Limited on May 25, 1990 as a Nevada corporation. The Company’s original focus was to engage in the business of designing and building exotic body styles for automobiles compatible with the vehicle’s existing chassis. The Company provided a series of hand molded body style products that were based on the chassis designs of the Ford Mustang, Pantera, Ford Cobra and Ferrari Daytona Spider. The Company’s goal was to provide customers with a cost effective solution to developing a great look to their own vehicles without the high costs associated with buying very expensive new vehicles. Acceptance of the Company’s concept never materialized, and revenues during the past few years declined. In 2004, the Company did not have any revenues. As a result, the foregoing operations were discontinued. In January 2005, the Company’s board of directors determined that it would be in its best interests, and that of its shareholders, to find a suitable acquisition candidate.

In March 2005, the Company entered into a Share Exchange Agreement with CryoPort Systems, Inc., a California corporation, and its stockholders, pursuant to which the Company acquired all of the issued and outstanding shares of CryoPort Systems, Inc. in exchange for 24,108,105 shares of the Company’s common stock (which represented approximately 81% of its total issued and outstanding shares of common stock following the close of the transaction). The exchange price was reached through discussions between CryoPort Systems, Inc.’s board of directors and stockholders, and GT-5 Limited’s board of directors and major stockholders, taking into account supply and demand factors as well as the historical share prices to non-insiders of each company. The acquisition was a transaction involving the cashless exchange of shares only. In connection with this transaction, the Company changed its name to CryoPort, Inc., effective March 16, 2005. In addition, the Company’s then directors and officers resigned, and the directors and officers of CryoPort Systems were elected to fill the vacancies created by such resignations.

CryoPort Systems, Inc. was originally formed in California in 1999 as a limited liability company and was reorganized into a California corporation in December 2000. CryoPort Systems, Inc. was founded in 1999 principally to capitalize on servicing the transportation needs of the growing global “biotechnology revolution”.

Our Products

The Company’s Current Product Line:

Reusable Cryogenic Dry Vapor Shippers.   The Company has developed three lines of reusable cryogenic dry vapor shippers which the Company believes solve the specific problems in, and are responsive to the evolving needs of the market place of temperature-critical, frozen and refrigerated transport of biologicals. This line of shippers is capable of maintaining cryogenic temperatures of minus 150 centigrade or less, for up to 10 days.

These products, which are in full production at the Company’s Brea, California facility, consist of the AR1000, the DG1000 and the DS650. The DG1000 is designed for shipping biological material classified as dangerous goods by IATA standards. This shipper is IATA certified for the shipment of Class 6.2 Dangerous Goods. The AR1000 is utilized primarily in the veterinary and human assisted reproduction markets. This shipper may be used where packaging of the biological material need not comply with IATA Packing Instructions 602 or 650. The DS650 is utilized for the shipment of specimens for diagnosis, treatment or evaluation of disease that must conform to the IATA 650 packaging standards. In 2005, the Company introduced a new soft case for the same cryogenic Dewar; identified as the PSX1000 and the PS1000. These units are smaller, lighter in weight, and more easily handled than the units described above. The PSX1000 shippers are also certified to IATA Packing Instruction 602 and 650.

These shippers are lightweight, low-cost, re-usable vapor phase liquid nitrogen storage containers that combine the best features of packaging, cryogenics and high vacuum technology. Each of these three shippers is composed of an aluminum metallic Dewar flask, with a well for holding the biological material in the inner chamber. A Dewar flask, or “thermos bottle,” is an example of a practical device in which the conduction, convection and radiation of heat are reduced as much as possible. A high surface, low density open cell plastic foam material surrounds the inner chamber for retaining the liquid nitrogen in-situ by absorption, adsorption and surface tension. Absorption is defined as the taking up of matter in bulk by other matter, as in dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid. This material absorbs LN 2 up to six times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently. The annular space between the inner and outer Dewar chambers is evacuated to a very high vacuum (10 -6 Torr). The specimen-holding chamber has a primary cap to enclose the specimens, and a removable and replaceable secondary cap to further enclose the specimen holding container and to contain the LN 2 . The entire Dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed either in a hard plastic shipper shell, or in a ballistic nylon soft shell outer case with a hinged lid, as with the Company’s PSX1000.

The Company believes the above product configuration satisfies the needs of the markets that require the temperature-critical, frozen and refrigerated transport of biological materials, such as pharmaceutical clinical trials, gene biotechnology, infectious materials handling, and animal and human reproduction. Due to the Company’s unique proprietary technology and innovative design, its shippers are less prone to losing functional hold time when not kept in an upright position than the competing products. The Company’s continuing R&D efforts are expected to lead to the introduction of smaller size units constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to offer the CryoPort Express® One-Way Shipper System consisting of limited use cryogenic packages.

Materials to be transported in the AR1000 shipper are typically placed in a canister that is lowered into the well of the shipper, which is held in place by the cap and neck tube. The materials to be transported in the DG1000 and DS650 shippers are placed in a bio-cartridge, which in turn is placed in a leak proof plastic bag. The canister, or vial holder, and its contents are surrounded by cold LN 2 vapor from the saturated absorbent filler.

An important feature of the DG1000, DS650 and the PSX shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These instructions include the internal pressure (hydraulic) and drop performance requirements. The Company believes its shippers were the first cost-effective cryogenic shippers to comply with these regulations, which it hopes will substantially enhance product acceptance, and facilitate its marketing efforts for both its reusable shippers and its planned CryoPort Express® One-Way Shipper System.

Biological Material Holders for Infectious and Dangerous Goods.   The Company has also developed a patented containment bag which is used in connection with the shipment of infectious or dangerous goods. The inner packaging of the DG1000 shipper contains watertight primary receptacles (one and one-half millimeter vials.) Up to five vials are then placed onto aluminum holders and up to fifteen holders (75 vials) are placed into an absorbent pouch, designed to absorb the entire contents of all the vials in the event of leakage. This pouch containing up to 75 vials is then placed in a watertight secondary packaging plastic bag capable of withstanding cryogenic temperatures, and then sealed. This entire package is then placed in a unique, patented, secondary containment bag, which is a plastic film based material, critical to the function of the overall cryogenic package. These bags use a pressure-sensitive adhesive closure much like a common overnight courier envelope. As a result, these bags are inherently disposable, one-use-only. This bag is then placed into the well of the cryogenic shipper.

Artificial Insemination Canisters.   The Company has also developed an artificial insemination canister for use with its AR1000 shipper. Semen straws, which resemble the familiar plastic stirrers for hot beverages and are similar in size, come in two sizes, based on volume - one-half cc and one-quarter cc. These straws are sealed at both ends and placed in small cylindrical “goblets” that are in turn placed into a twelve-inch long cane. Fifteen canes can be placed in the metallic cylindrical canister that fits within the well of the shipper. The canister has a flexible handle and separate vapor plug. Straws can also be stored in bulk in 65mm diameter goblets in two layers using a disposable canister or via the use of a lifter. With the disposable canister or lifter, up to 720 ½ cc or 1600 ¼ cc straws can be stored in the AR1000.

The Company’s Future Products:

The Company’s continuing R&D efforts are expected to lead to the introduction of smaller size units constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the one-time use cryogenic packages offered by the CryoPort Express® One-Way Shipper System.

The transition from a reusable shipper to the CryoPort Express® One-Way Shipper System is planned during second quarter of calendar 2008 and will be accomplished initially by a simple reduction in the size of existing materials, the simplification of the outer protective shipping package and the use of established manufacturing practices. Subsequently, in order to enable higher volume production, alternate materials which are processed differently will be employed, with anticipated substantial cost reductions to be made to both the inner cryogenic Dewar and the outer integrated shipping case, while maintaining most of the Company’s proven, current manufacturing methods. This product will then be transitioned to CryoPort Express® One-Way Shipper System with an appropriate recycling program. The one-way shipper will employ alternate materials of construction, which will further enable both higher mass manufacturing and additional cost reduction opportunities.

The Company’s driving logic in developing the CryoPort Express® One-Way Shipper System is:

•
To make the cost of the cryogenic package less than, or equal to, the total cost of ownership (on a one time use basis including return shipping and handling) of a reusable unit depending on the ultimate capacity and hold time of the shipper.

•	To create the opportunity to ultimately offer a seamless “bio-express” courier service to the Company’s target markets via its strategic partners.

•	To provide a cost effective shipper that can compete with the economics of using dry ice and dry ice shippers.

Our Strategy:

The Company’s present objective is to leverage its proprietary technology and developmental expertise to design, develop, manufacture and sell cryogenic shipping devices. The key elements of its strategy include:

Expand the Company’s product offerings to address growing markets.   Given the need for a temperature-sensitive shipping device that can cost effectively be used, the Company is diligently working to develop the CryoPort Express® One-Way Shipper System, which utilizes a one-time use shipping device that performs as well as its reusable shippers to eliminate the need for a return shipment and the costs associated therewith as well as eliminate any loss of specimen viability during the shipping process.

Expand the Company’s marketing and distribution channels.   The Company’s products serve the shipping needs of companies across a broad spectrum of industries on a growing international level. It is the Company’s goal to establish those contacts necessary to achieve a broader distribution of its products.

Establish strategic partnerships.   In order to expedite the Company’s time to market and increase its market presence, the Company is currently negotiating to establish strategic alliances to facilitate the manufacture, promotion and distribution of its products, including establishing alliances with shipping container manufacturers (both cryogenic and dry ice), integrated express companies, and freight forwarding companies.

Sales and Marketing:

The Company currently has an internal sales and marketing group which manages both its direct sales efforts and its third party resellers, which include Air Liquide and SCA Thermosafe. The Company also has relationships with several other distributors and agents. The Company’s current distribution channels cover the Americas, Europe and Asia. The Company has no distributors or agents that account for greater than 10% of overall sales volumes.

The Company’s geographical sales for the year ended March 31, 2007 and quarters ended June 30, 2007 and 2006 were as follows:

	Yr Ended March 31, 2007	Qtr Ended June 30, 2006	Qtr Ended June 30, 2007
USA	53%	48%	74%
Europe	36%	33%	-
Other North America	3%	7%	-
Asia	8%	12%	26%

Customer Base:

The Company believes that the primary customers for its dry vapor shippers (both the reusable and the future CryoPort Express® One-Way Shipper System) are concentrated in the following markets for the following reasons:

•	Pharmaceutical clinical trials

•	Gene biotechnology

•	Transport of infectious materials and dangerous goods

•	Pharmaceutical distribution

•	Artificial insemination and embryo transfer in animals; and

•	Human assisted reproduction artificial insemination

Pharmaceutical Clinical Trials. Every pharmaceutical company developing a new drug that must be approved by the Food and Drug Administration conducts clinical trials to, among other things, test the safety and efficacy of the potential new drug. In connection with the clinical trials, the companies may enroll patients from all over the world who regularly submit a blood specimen at the local hospital, doctor’s office or laboratory. These samples are then sent to the specified testing laboratory, which may be local or in another country. The testing laboratories will typically set the requirements for the storage and shipment of blood specimens. While domestic shipping of these specimens is sometimes accomplished adequately using dry ice, international shipments present several problems, as dry ice, under the best of circumstances, can only provide freezing for up to 36 hours, in the absence of re-icing (which is quite costly). Because shipments of packages internationally can be delayed for more than 36 hours due to flight cancellations, incorrect destinations, labor problems, ground logistics and safety reasons, dry ice is not always a reliable and cost effective option. Clinical trial specimens are often irreplaceable because each one represents data at a prescribed point in time, in a series of specimens on a given patient, who may be participating in a trial for years. Sample integrity during the shipping process is vital to retaining the maximum number of patients in each trial. The Company’s shippers are ideally suited for this market, as the hold time provided by its shipper ensures that specimens can be sent over long distances with minimal concern that they will arrive in a condition that will cause their exclusion from the trial.

Furthermore, the IATA requires that all airborne shipments of laboratory specimens be transmitted in either IATA 650 or 602 certified packaging. Once the Company has developed and obtained IATA certification of the CryoPort Express® One-Way Shipper System, it will be ideally suited for this market, in particular due to the elimination of the cost to return the reusable shipper.

Gene Biotechnology.   According to a recent edition of the Corporate Technology Directory, there are approximately 3600 pharmaceutical and biotechnology companies in the United States. Of these companies, approximately 2600 are biotechnology companies and approximately 1000 are pharmaceutical companies. The gene biotechnology market includes basic and applied research and development in diverse areas such as stem cells, cloning, gene therapy, DNA tumor vaccines, tissue engineering, genomics, and blood products. Company’s participating in the foregoing fields rely on the frozen transport of specimens in connection with their research and development efforts.

Transport of Infectious Materials and Dangerous Goods.   The transport of potentially infectious materials demands strict adherence to regulations that protect public safety while maintaining the viability of the material being shipped. All blood products are considered to be potentially infective and must be treated as such. Pharmaceutical companies, private research laboratories and hospitals ship tissue cultures and microbiology specimens, which are also potentially infectious materials, between a variety of entities, including private and public health reference laboratories. Almost all specimens in this infectious materials category require either a refrigerated or frozen environment.   According to a doctor at the National Institute of Health (NIH), over 2 million vials of potentially infective material are shipped domestically or internationally each year, within the NIH alone. The Company initially developed its DG1000 shipper to meet the shipping requirements of this market.

Partly in response to the attack on the World Trade Center and the anthrax scare, government officials and health care professionals are focusing renewed attention on the possibility of attacks involving biological and chemical weapons such as anthrax, smallpox and sarin gas. Efforts expended on research and development to counteract biowarfare agents requires the frozen transport of these agents to and from facilities conducting the research and development. Vaccine research, including methods of vaccine delivery, also requires frozen transport. The Company’s DG1000   shipper is suited to this type of research and development.

Pharmaceutical Distribution. The current focus for the CryoPort Express® One-Way Shipper System under development is in the area of pharmaceutical distribution. There are a significant number of therapeutic drugs and vaccines currently or soon to be, undergoing clinical trials. After the FDA approves them for commercial distribution, it will be necessary for the manufacturers to have a reliable and economical method of distribution to the physician who will administer the product to the patient. Although there are not now a large number of drugs, there are a substantial number in the development pipeline. It is likely that the most efficient and reliable method of distribution will be to ship a single dosage to the administering physician. These drugs are typically identified to individual patients and therefore will require a complete tracking history from the manufacturer to the patient. The most reliable method of doing this is to ship a unit dosage specifically for each patient. Because the drugs require maintenance at frozen or cryogenic temperatures, each such shipment will require a frozen or cryogenic shipping package. The Company anticipates being in a position to service that need.

Artificial Insemination and Embryo Transfer in Animals.   The primary animal artificial insemination market that the Company is interested in is the bovine market. Markets of secondary interest are the equine, swine, sheep and canine markets. The largest established market is dairy cattle, followed by beef cattle and horses. In addition, the swine breeding industry is rapidly converting to artificial insemination for breeding purposes.

The bovine semen shipping market can be divided into three distinct parts:

•	The shipment of very large numbers of semen straws from one large artificial insemination company to another;

•	The shipment of fewer straws from large artificial insemination companies to smaller distributors; and

•	The “residential” shipment of small quantities of straws to small farms and dairies.

The last two categories are ideally suited for the use of the Company’s medium capacity AR1000 shipper or the PSX1000 shipper. The first category is viewed as one of limited potential as there are   fewer shipments, each containing a   very large numbers of straws. Even though the shipments in the first category initially contain larger numbers of straws, they are often broken down into much smaller numbers of straws and shipped to end users in medium capacity shippers, such as the Company’s AR1000 and PSX1000.

Although the bovine market is the largest and most mature market for shipping semen in dry vapor shippers, the use of this procedure for other species such as swine appears to be rapidly increasing.

Breeding horses by artificial insemination or embryo transfer is also becoming commonplace and has a growing international component. Shipping valuable animals for purposes of breeding is both costly and potentially injurious. The demand for desirable equine genetics for improving breeding stock has led to the shipment of semen or embryos to every part of the world.

Sheep, goats, dogs and exotic species are also being increasingly bred by artificial insemination. Airlines do not want to assume the liability of shipping live animals and discourage the practice whenever possible. While it was previously common for dogs to be shipped for breeding purposes, canine sperm banks are shipping semen at an increasing rate.

Assisted Human Reproduction. According to The Wall Street Journal, January 6, 2000 issue, 30,000 infants are born annually in the United States through artificial insemination and according to Department of Health statistics, 10 million Americans annually are affected by infertility problems. It is estimated that this represents at least 50,000 doses of semen. Since relatively few sperm banks provide donor semen, frozen   shipping is almost always involved. As with animal semen, human semen must be stored and shipped at cryogenic temperatures to retain viability, to stabilize the cells and to ensure reproducible results. This can only be accomplished with the use of liquid nitrogen or LN 2 dry vapor shippers. The Company anticipates that this market will continue to increase as this practice gains acceptance in new areas of the world.

Competition:

Within the Company’s intended markets for the CryoPort Express® One-Way Shipper System, there is no currently known competition. The Company intends to become competitive by reason of improved technological characteristics and by introducing the concept of disposability and single use products. None of the traditional suppliers of cryogenic shippers is known to have competitive equipment nor are they expected to have anything available within a short period of time. The traditional suppliers, Chart Industries, Harsco, and Air Liquide have various models of dry shippers available that sell at prices that preclude any concept of disposability. On the other hand, they are more established and have larger organizations and have greater financial, operational, sales and marketing resources and experience in research and development than the Company does. Other competitive factors include the ability of the shipper to retain liquid nitrogen when placed in non-upright positions, the overall “leak-proofness” of the package which determines compliance with shipping regulations and the overall weight and volume of the package which determines shipping costs.

Industry Overview:

The Company’s products are sold into a rapidly growing niche of the packaging industry focused on the temperature sensitive packaging and shipping of biological materials. Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures. This will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source). [References: Cryopak Industries - Investment Package/Annual Report and   US Department of Commerce - US Industrial Outlook. ]

The Company believes that growth in the following markets has resulted in the need for increased efficiencies and greater flexibility in the temperature sensitive packaging market:

•	Pharmaceutical clinical trials, including transport of tissue culture samples;

•	Pharmaceutical commercial product distribution

•	Transportation of diagnostic specimens;

•	Transportation of infectious materials;

•	Intra laboratory diagnostic testing;

•	Transport of temperature-sensitive specimens by courier;

•	Analysis of biological samples;

•	Gene biotechnology and vaccine production;

•	Food engineering; and

•	Animal and human reproduction

Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., -150°C) for a period ranging from two to ten days (depending on the distance and mode of shipment). These products include semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products. In some instances, transport of these products requires temperatures at, or approaching, -196°C.

One problem faced by many companies operating in these specialized markets is the limited number of cryogenic shipping systems serving their needs, particularly in the areas of pharmaceutical companies conducting clinical trials. The currently adopted protocol, and the most common method for packaging frozen transport in these industries is the use of solid carbon dioxide (dry ice). Dry ice is used in shipping extensively to maintain a frozen state for a period of one to four days. Dry ice is used in the transport of many biological products, such as pharmaceuticals, laboratory specimens and certain infectious materials that do not require true cryogenic temperatures. The common approach to shipping these items via ground freight is to pack the product in a container, such as an expanded polystyrene (Styrofoam) box or a molded polyurethane box, with a variable quantity of dry ice. The box is taped or strapped shut and shipped to its destination with freight charges based on its initial shipping weight.

With respect to shipments via specialized courier services, there is no standardized method or device currently in use for the purpose of transporting temperature-sensitive frozen biological specimens. One common method for courier transport of biologicals is to place frozen specimens, refrigerated specimens, and ambient specimens into a compartmentalized container, similar in size to a 55 quart Coleman or Igloo cooler. The freezer compartment in the container is loaded with a quantity of dry ice at minus 78°C, while the refrigerated compartment at 8°C utilizes ice substitutes.

Two manufacturers of the polystyrene and polyurethane containers frequently used in the shipping and courier transport of dry ice frozen specimens are Insulated Shipping Containers, Inc. and SCA Thermosafe (formerly Polyfoam Packers Corporation). When these containers are used with dry ice, the average sublimation rate (e.g., the rate at which dry ice turns from a solid to a gaseous state) in a container with a one and one-half inch wall thickness is slightly less than three pounds per 24 hours. Other existing refrigerant systems employ the use of gel packs and ice substitutes for temperature maintenance. Gels and eutectic solutions (phase changing materials) with a wide range of phasing temperatures have been developed in recent years to meet the needs of products with varying specific temperature control requirements.

The use of dry ice and ice substitutes, however, regardless of external packaging used, are frequently inadequate because they do not provide low enough storage temperatures and, in the case of dry ice, last for only a few days without re-icing. As a result, companies run the risk of increased costs due to lost specimens and additional shipping charges due to the need to re-ice.

Some of the other disadvantages to using dry ice for shipping or transporting temperature sensitive products are as follows:

•	Availability of a dry ice source;

•	Handling and storage of the dry ice;

•	Cost of the dry ice;

•	Weight of containers when packed with dry ice;

•	Securing a shipping container with a high enough R-value to hold the dry ice and product for the required time period; and

•
Securing a shipping container that meets the requirements for International Air Transportation Association (“IATA”), the Department of Transportation (“DOT”), the Center for Disease Control (“CDC”), and other regulatory agencies.

Due to the limitations of dry ice, shipment of specimens at true cryogenic temperatures can only be accomplished using liquid nitrogen (LN 2 ) dry vapor shippers, or by shipping over actual liquid nitrogen. While such shippers provide solutions to the issues encountered when shipping with dry ice, they too are experiencing some criticisms by users or potential users. For example, the cost for these products typically can range from $650 to $3,000 per unit, which can substantially limit their use for the transport of many common biologicals, particularly with respect to small quantities such as is the case with direct to the physician drug delivery. Because of the initial cost and limited production of these containers, they are designed to be reusable. However, the cost of returning these heavy containers can be significant, particularly in international markets, because most applications require only one-way shipping.

Another problem with these existing systems relates to the hold time of the unit in a normal, upright position versus the hold time when the unit is placed on its side or inverted. The liquid nitrogen can leak out of the container when it is positioned on its side or inverted. This leaking will compromise the dependability of these dry shippers, particularly when used in circumstances requiring lengthy shipping times. The Company’s current reusable shippers have only a 40% reduction in hold time when placed on their sides or inverted. One of the Company’s significant competitors, Chart Industries, Inc., publishes on their web site, a 60% reduction in hold time when its units are placed on their side and a 90% reduction when its units are inverted. Since other competitors use similar absorbent materials to that used by Chart Industries, Inc., the Company believes the performance characteristics will be similar for their products of this particular size and volume.

Finally, these containers are often promoted as being durable due to their metal construction. However, rough handling can result in the puncturing of the outer shell or cracking at the neck area, resulting in the loss of the high vacuum insulation. This renders the shippers useless. A hard-shell shipping enclosure is available as an optional accessory to provide additional protection for these units at an additional cost to the user. The metal construction also adds to the weight of the container, thereby adding substantially to shipping costs.

The CryoPort Solution:

During the past several years, a number of trends have emerged in the temperature-sensitive packaging industry as a result of economic and technological changes. The Company has focused its product development efforts to respond to what it perceives to be the more significant of these trends, specifically the following:

•	Smaller, more efficient packaging (increasing thermal density);

•	Emphasis on decreasing costs and system simplification;

•	Need for turnkey services;

•	Development of international programs and markets;

•	Centralization of commercial products and services; and

•	Development of regulatory standards.

Smaller, More Efficient Packaging.   Advances in both materials and manufacturing technology have made it possible to reduce the size, weight, complexity and cost of packaging, while increasing the capabilities of high performance packaging. These advances are the result of developments in the aerospace industry in the areas of high strength, low weight materials and thermal technology. The Company is applying this technology in its product development efforts, and believes that it is at the forefront of applying this technology in the public sector. The Company’s development efforts are focused on the application of polymers and high volume metal casting and forming methods that have traditionally been excluded from the cryogenic industry because product quantities have been too low to efficiently utilize these materials and methods. CryoPort currently manufactures its reusable shipper with an approximate liquid nitrogen volume of five liters. The Company’s future intended products will be a range of shippers with liquid nitrogen capacities from approximately one to five liters in size.

Emphasis on Decreasing Costs and System Simplification.   Because current dry vapor LN 2 shipping containers are expensive, many users do not keep an ample supply on hand. Consequently, some users require that these be returned promptly. This often results in very expensive express return shipping which will significantly magnify as shipping volumes increase. This has created a demand for smaller, lower cost dry vapor LN 2 shipping containers. In addition, many users have expressed a strong interest in the production of a dry vapor LN 2 shipper that is inexpensive enough to be used in a disposable or limited usage manner. The current sales price of CryoPort’s reusable shippers range from $735 to $1,095. The price range for the proposed CryoPort Express® One-Way Shipper System when launched is initially expected to range from $50 to $100 per use, depending on size and contractual commitments.

As previously noted, dry vapor LN 2 shipping containers are made of medium gauge metal that makes them vulnerable to denting and breaking and increases shipping costs due to the added weight. Additionally, their design requires that they be kept in an upright position to achieve advertised hold times. If they are placed in a horizontal position, LN 2 can leak out or boil off, substantially reducing their hold times. The Company anticipates manufacturing its shippers in smaller sizes from lighter weight materials that significantly reduce their weight (thereby reducing shipping costs) and manufacturing cost, which will allow them to be used one time for outbound shipments. Additionally, the patented absorbent used to hold the LN 2 much more efficiently retains liquid when its shippers are positioned on their sides or inverted. The Company has significantly reduced the possible loss of liquid nitrogen refrigerant that all dry shippers experience when not kept vertical.

Turnkey Services.   The pharmaceutical industry depends on clinical trials for Food and Drug Administration approval of new drugs. A significant number of these trials require frozen transport of specimens obtained from patients in the study. A number of pharmaceutical companies now specify temperature-sensitive frozen packaging and services as part of “turnkey” contracts with contract research organizations. To meet the demands of their customers, freight forwarding companies, such as World Courier, Federal Express and DHL, take responsibility for procuring appropriate packaging, shipping by airline, and delivering the specimens to the point of analytical testing. This comprehensive service addresses the stringent requirements imposed by pharmaceutical companies to ensure appropriate quality control for their clinical studies. The Company believes its dry shippers offered by the CryoPort Express® One-Way Shipper System will greatly enhance the reliability of the quality control required.

Development of International Programs and Markets.   The biotechnology and pharmaceutical industries are now transnational industries with locations in various parts of the industrially developed and developing world. Since many products produced by these industries must be shipped in temperature-sensitive packaging, the logistical problems presented by longer distances, and sometimes unreliable forwarding entities, are becoming of greater concern. Weekends, holidays, lost containers, hot weather and indirect courier routes all place a strain on the ability of current shipping devices to provide appropriate temperatures when extraordinary delays are encountered. Because the Company’s shippers are able to maintain frozen or cryogenic temperatures of minus 150°C, or below, for up to 10 days, its shippers are better able to insure the integrity of specimens affected by unexpected shipping delays. Further, the maximum guaranteed temperature hold time of the Company’s 5 liter shipper is 16 days which is quoted under perfect and ideal conditions when in a "static" (i.e. stationary) condition only. The functional (in shipping use) hold time of this same 5 liter shipper is 10 days. Functional hold times are intended to be an indication only of how many days a shipper can be expected to hold its temperature when subjected to normal shipping usage .

Centralization of Commercial Products and Services.   In recent years, the competitive environment in health care has intensified rapidly, while increased managed care participation, coupled with Medicare and Medicaid reimbursement issues, have placed significant pressure to increase efficiency on market segments that service the health care industry. These include the diagnostic clinical laboratory industry and pharmaceutical industry. In response to these, and other pressures, the clinical laboratory industry experienced a consolidation, through both acquisition and attrition, which resulted in fewer, more centralized testing locations, processing a larger volume of specimens. With fewer testing sites processing increased volumes, a tremendous strain has been placed on the traditional modes for transporting these goods.

With respect to the pharmaceutical industry, the emergence of international pharmaceutical conglomerates through mergers and acquisitions, such as Smith Kline Beecham, and the dramatic growth of relatively new companies such as Amgen, coupled with the emergence of contract research organizations, such as Quintiles (with testing laboratories in Atlanta, Georgia, Buenos Aires, Edinburgh, Pretoria, Singapore and Melbourne), which contract with pharmaceutical companies to handle, among other things, clinical trials and testing, means that distribution networks for the transport of temperature-sensitive products have become much more complex.

The Company believes that it has developed, and is developing, products that are ideally suited to address the issues presented by these trends.

Development of Regulatory Standards.   The shipping of diagnostic specimens, infectious substances and dangerous goods, whether via air or ground, falls under the jurisdiction of many state, federal and international agencies. The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition. Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations. For example, the International Civil Aviation Organization (“ICAO”) is the United Nations organization that develops regulations (Technical Instructions) for the safe transport of dangerous goods by air. If shipment is by air, compliance with the rules established by IATA is required. IATA is a trade association made up of airlines and air cargo carriers that publishes annual editions of the IATA Dangerous Goods Regulations. These regulations interpret and add to the ICAO Technical Instructions to reflect industry practices. Additionally, the CDC has regulations (published in the Code of Federal Regulations) for interstate shipping of specimens, and the Occupational Safety and Health Organization (“OSHA”) also addresses the safe handling of Class 6.2 Substances. The Company’s DG1000 meets packing instruction 602 and 650 and is certified for the shipment of Class 6.2 Dangerous Goods per the requirements of the International Civil Aviation Organization (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air and the International Air Transport Association (IATA).

Research and Development:

The Company’s principal research and development activities for the years 2006 and 2007 continued to center around the investigation of materials of construction for the products and packages with the view of identifying those materials that yield fabrication costs consistent with the concept of disposability. A unit dose shipper was developed for the CryoPort Express® One-Way Shipper System and designs of a second concept were completed. Other research and development effort was directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging for all sizes of shippers to be offered by the CryoPort Express® One-Way Shipper System. The Company’s research and development expenditures during the fiscal years ended March 31, 2007 and 2006 were $87,857 and $254,487, respectively.

Manufacturing:

The component parts for the Company’s products are primarily manufactured at third party manufacturing facilities. The Company also has a warehouse at the corporate offices in Brea, California, where the Company is capable of manufacturing certain parts and full assembly of its products. Most of the components that the Company uses in the manufacture of its products are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, the Company has identified alternate qualified suppliers which the Company believes could replace existing suppliers. Should this occur, the Company believes the maximum disruption of production could be a short period of time, on the order of approximately four to six weeks. The Company anticipates that this will initially be the case with the outer shell the Company is developing for the CryoPort Express® One-Way Shipper System product line.

Primary manufacturers include Spaulding Composites Company, Peterson Spinning and Stamping, Lydall Industrial Thermal Solutions, Ludwig, Inc., and Porex Porous Products Group. There are no specific agreements with any manufacturer nor are there any long term commitments to any. It is believed that any of the currently used manufacturers could be replaced within a short period of time as none have a proprietary component nor a substantial capital investment specific to the Company’s products.

The Company’s manufacturing process uses non-hazardous cleaning solutions which are provided and disposed of by an EPA approved supplier. EPA compliance costs for the company are therefore negligible.

Patents:

In order to remain competitive, the Company must develop and maintain protection on the proprietary aspects of its technologies. The Company relies on a combination of patents, copyrights, trademarks, trade secret laws and confidentiality agreements to protect its intellectual property rights. The Company currently holds two issued U.S. trademarks and three issued U.S. patents primarily covering various aspects of its products. In addition, the Company intends to file for additional patents to strengthen its intellectual property rights. The technology covered by the above indicated patents refer to matters specific to the use of liquid nitrogen dewars relative to the shipment of biological materials. The concepts include those of disposability, package configuration details, liquid nitrogen retention systems, systems related to thermal performance, systems related to packaging integrity, and matters generally relevant to the containment of liquid nitrogen. Similarly, the trademarks mentioned relate to the cryogenic temperature shipping activity. Patents and trademarks currently held by the Company include:

Type:	No.	Issued	Expiration
Patent	6,467,642	Oct. 22, 2002	Oct. 21, 2022
Patent	6,119,465	Sep. 19, 2000	Sep. 18, 2020
Patent	6,539,726	Apr. 1, 2003	Mar 31, 2023
Trademark	7,583,478,7	Oct. 29, 1999	Oct. 28, 2009
Trademark	7,586,797,8	Dec. 8, 1999	Dec. 7, 2009

The Company’s success depends to a significant degree upon its ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies. The Company intends to continue to file patent applications covering any newly developed products, components, methods and technologies. However, there can be no guarantee that any of its pending or future filed applications will be issued as patents. There can be no guarantee that the U.S. Patent and Trademark Office or some third party will not initiate an interference proceeding involving any of its pending applications or issued patents. Finally, there can be no guarantee that its issued patents or future issued patents, if any, will provide adequate protection from competition, as discussed below.

Patents provide some degree of protection for the Company’s proprietary technology. However, the pursuit and assertion of patent rights involve complex legal and factual determinations and, therefore, are characterized by significant uncertainty. In addition, the laws governing patent issuance and the scope of patent coverage continue to evolve. Moreover, the patent rights the Company possesses or are pursuing generally cover its technologies to varying degrees. As a result, the Company cannot ensure that patents will issue from any of its patent applications, or that any of its issued patents will offer meaningful protection. In addition, the Company’s issued patents may be successfully challenged, invalidated, circumvented or rendered unenforceable so that its patent rights may not create an effective barrier to competition. Moreover, the laws of some foreign countries may not protect its proprietary rights to the same extent, as do the laws of the United States. There can be no assurance that any patents issued to the Company will provide a legal basis for establishing an exclusive market for its products or provide it with any competitive advantages, or that patents of others will not have an adverse effect on its ability to do business or to continue to use its technologies freely.

The Company may be subject to third parties filing claims that its technologies or products infringe on their intellectual property. The Company cannot predict whether third parties will assert such claims against it or whether those claims will hurt its business. If the Company is forced to defend itself against such claims, regardless of their merit, the Company may face costly litigation and diversion of management’s attention and resources. As a result of any such disputes, the Company may have to develop, at a substantial cost, non-infringing technology or enter into licensing agreements. These agreements may be unavailable on terms acceptable to it, or at all, which could seriously harm the Company’s business or financial condition.

The Company also relies on trade secret protection of its intellectual property. The Company attempts to protect trade secrets by entering into confidentiality agreements with third parties, employees and consultants. It is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, the Company’s trade secrets could be disclosed to its competitors. Despite the measures the Company has taken to protect its intellectual property, parties to its agreements may breach confidentiality provisions in its contracts or infringe or misappropriate its patents, copyrights, trademarks, trade secrets and other proprietary rights. In addition, third parties may independently discover or invent competitive technologies, or reverse engineer its trade secrets or other technology. Therefore, the measures the Company is taking to protect its proprietary technology may not be adequate.

Government Regulation:

The Company is subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. The Company may incur significant costs to comply with such laws and regulations now or in the future.

Users of the Company’s shippers are subject to state, federal and international government and/or agency regulation with respect to the shipment of diagnostic specimens, infectious substances and dangerous goods. The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition. Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations. Companies shipping certain items must comply with any applicable Department of Transportation and ICAO regulations, as well as rules established by IATA, the CDC, OSHA and any other relevant regulatory agency.

Employees

As of the date hereof, we have six employees and five consultants.

Description of Property

On July 2, 2007, the Company entered into a lease agreement with Viking Investors - Barents Sea, LLC for a building with approximately 11,881 square feet of manufacturing and office space located at 20382 Barents Sea Circle, Lake Forest, CA, 92630. The lease agreement is for a period of two years with renewal options for three, one year periods, beginning September 1, 2007. The lease requires initial monthly lease payments of $1.00 per square foot or $11,881 plus $0.23 per square foot or $2,733 per month for triple-net overhead building costs equaling a total monthly payment of $14,614 during the first year of occupancy. During the second year of occupancy, monthly per square foot lease payments increase to $1.04 or $12,356. In connection with the lease agreement, the Company issued 10,000 warrants to the lessor at an exercise price of $1.55 per share for a period of two years.

Legal Proceedings

The Company is not currently subject to any legal proceedings that may have an adverse impact on our assets or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets for the name and age of each director and executive officer, the year first elected as a director and/or executive officer and the position(s) held with the Company:

Name	Age	Position	Date Elected

Peter Berry	60	Director and Chief Executive Officer, President	2003
Dee S. Kelly, CPA	46	Vice President of Finance	2003
Thomas Fischer, PhD	60	Director, Vice Chairman of the Board	2005
Gary C. Cannon	56	Director, Secretary of the Board	2005
Adam M. Michelin	63	Director	2005
Stephen L. Scott	55	Director	2005

Peter Berry, became the Company’s President, Chief Executive Officer and a member of the Company’s Board of Directors in connection with the Share Exchange Agreement. Mr. Berry joined CryoPort Systems, Inc. as a consultant in 2002 and became its President, Chief Executive Officer, Chief Operating Officer and a member of its Board of Directors in 2003. Prior to joining the Company, Mr. Berry was Vice President Sales & Marketing for BOC Cryostar, AG in Switzerland from 1996 to 2000 and principal of a private consulting practice from 2001 to 2003. Mr. Berry has over 30 years executive experience in cryogenic equipment with Union Carbide, BOC Group and MVE International. He also has business start up, turnaround, sales/marketing and operations background experience, both domestic and international, in manufacturing and service based industries.

Dee S. Kelly,  CPA, became Vice President of Finance for the Company in August 2003. Ms. Kelly was formerly with Ernst & Young, LLP and has 22 years experience in public and private accounting. She has held executive financial positions with international bio-tech and medical device manufacturers. Ms. Kelly recently served as Vice President, Controller for Equifax Financial Services, Inc. from 1995 to 2000. Ms. Kelly joined the Company in 2003. Prior to joining the Company, Ms. Kelly was Corporate Controller for MacGillivray Freeman Films from 2000 to 2001, Corporate Controller for Masimo Corporation, a manufacturer of patient monitoring devices from 2001 to 2002 and principal of a private consulting practice since 2002.

Gary C. Cannon, became the Company’s Secretary and a member of the Company’s Board of Directors in June 2005. Prior to joining the Company, Mr. Cannon was securities counsel and compliance officer for The Affordable Energy Group, Inc. from November 2004 to May 2005, and general and securities counsel for World Transport Authority, Inc. from July 2003 to November 2004. Mr. Cannon was in private practice from August 2000 to July 2003, and has practiced law for the past 18 years, representing all sizes of businesses in such areas as, formation, mergers and acquisitions, financing transactions, tax planning, and employee relations. Mr. Cannon has done extensive securities work and has served as a compliance officer for companies with respect to the Sarbanes-Oxley Act, and other compliance matters. Mr. Cannon obtained his Juris Doctorate from National University School of Law, his Masters of Business degree from National University and his Bachelor of Arts from United States International University.

Adam M. Michelin, became a member of the Company’s Board of Directors in June 2005. Mr. Michelin is currently the Chief Executive Officer, and a principal, of the Enterprise Group, a position he has held since March 2005. Prior to the Enterprise Group, Mr. Michelin was a principal with Kibel Green, Inc. for a period of 11 years. Mr. Michelin has over 30 years of practice in the areas of executive leadership, operations and is very experienced in evaluating, structuring and implementing solutions for companies in operational and/or financial crisis. Mr. Michelin received his Juris Doctorate from the University of West Los Angeles and his Bachelor of Science from Tri State University. Mr. Michelin has also done MBA course work at New York University.

Thomas S. Fischer, PhD , has over 20-years experience as a healthcare executive with a special emphasis on using information, analytic tools and technology to solve problems and improve operations. Currently retired, he consults in the healthcare sector. Dr. Fischer previously served as Senior Vice President and Chief Administrative Officer at Blue Shield of California from 1997 to 1999, and as Senior Vice President, Chief Information Officer from 1994 to 1997. Prior to Blue Shield, he held senior management positions with Kaiser Foundation Health Plan, Inc. for 12 years. Dr. Fischer obtained his Doctor of Philosophy in Mathematics from the University of Nebraska and his Bachelor of Science and Master of Science degrees from Portland State University.

Stephen L. Scott is a management and organizational consultant with over 20-years experience with diverse manufacturing businesses, including a specific background with developmental stage companies. Since 1996, Mr. Scott has been President of Technology Acquisition Group, providing expertise in corporate growth planning, strategic partner development, finance, operations, team building, product opportunity identification, corporate re-engineering and mergers and acquisitions. In addition to early stage and small companies, he has performed projects with Fortune 1000 firms such as IBM, GE, AT&T, Bristol-Myers Squibb, Warner-Lambert, Johnson & Johnson and Ayerst-Wyeth. Mr. Scott received his Juris Doctorate and Masters of Business Administration degrees from National University and his Bachelor of Science degree from the University of Akron.

The officers of the Company hold office until their successors are elected and qualified, or until their death, resignation or removal.

None of the directors or officers hold a directorship in any other reporting company except: Adam Michelin is Director, CEO/President and Treasurer of Redux Holdings, Inc. (RDXH); and Gary Cannon is Secretary and General Counsel of Redux Holdings, Inc. and General Counsel for the Affordable Energy Group, Inc. and for Global Development and Environmental Resources, Inc., both publicly traded companies.

None of the directors or officers listed above has:

•	had a bankruptcy petition filed by or against any business of which that person was a general partner of executive officer either at the time of the bankruptcy or within two years prior to that time;

•	had any conviction in a criminal proceeding, or been subject to a pending criminal proceeding;

•
been subject to any order, judgment, or decree by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities;

•	been found by a court of competent jurisdiction, the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Board of Directors Meetings and Committees:

During the fiscal year ended March 31, 2007, there were six meetings of the board of directors as well as several actions taken with the unanimous written consent of the directors. The Board has established an Audit Committee and a Compensation and Governance Committee. The Board is currently reviewing the requirements for and the need to set up an executive committee and other committees to help its board of directors oversee the operations of the Company.

Audit Committee

The Company’s board of directors has a formally established audit committee and an adopted Audit Committee Charter. The Company has determined that Adam Michelin, Audit Committee Chairman, qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission rules and is “independent” within the meaning of Rule 4200(a) (15) of the National Association of Securities Dealers. Mr. Fischer and Mr. Scott comprise the remaining audit committee members. The audit committee reviews the qualifications of the independent auditors, our annual and interim financial statements, the independent auditors’ report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls.

Compensation and Governance Committee

The current members of the Compensation and Governance Committee as appointed by the Board are Thomas Fischer, Chairman, Gary Cannon, and Steven Puente. Mr. Puente is an outside expert consultant serving on the Compensation and Governance Committee.

Nominating Procedures and Criteria

The Company does not have a nominating committee. The function of the nominating committee is handled by the Company’s Compensation and Governance Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and those persons who beneficially own more than 10% of the Company’s outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, we believe that during the year ended March 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics for Principal Executive Officers and Senior Financial Officers.

The Board of Directors has adopted a Code of Ethics applicable to the Chief Executive Officer, the Vice President of Finance, as well as all of the senior financial officers. The Code of Ethics of the Company is available, free of charge, on request by writing to the Secretary of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation and Governance Committee, consisting of two members of the Board of Directors and one expert consultant, administers the executive compensation program. The role of the Compensation and Governance Committee is to oversee the Company’s compensation and benefit plans and policies, administer stock and option plans and review and approve annually all compensation decisions relating to the executive officers of the Company.

The compensation programs are designed to remunerate the Company’s executives and are intended to provide incentive to the senior executives and other employees to maximize shareholder value, which in turn affects the overall compensation earned by the Company’s management. The Company has adopted compensation programs designed to achieve the following:

•	Attract, motivate and retain superior talent;

•	Encourage high performance and promote accountability;

•	Ensure that compensation is commensurate with the company’s annual performance; and

•	Provide performance awards for the achievement of financial and operational targets and strategic objectives, essential to the Company’s long-term growth.

The Compensation and Governance Committee evaluates the compensation plans for executive officers taking into account strategic goals and performance metrics. In addition, the Compensation Committee performs reviews of all Company compensation policies, including policies and strategy relating to executive compensation, as well as the appropriate mix of base salary and incentive compensation.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary. Base salaries for the Company’s executives are generally established based on the scope of their responsibilities, level of experience and individual performance, taking into account both external competitiveness and internal equity considerations. The goal for the base salary component is to compensate employees at a level that approximates the median salaries of individuals in comparable positions at similarly situated companies. Base salaries are reviewed by the Compensation and Governance Committee and may be adjusted from time to time at the Compensation and Governance Committee’s discretion.

Incentive Warrants and Stock Options. From time to time the Company grants incentive warrants or stock options to employees based upon review and recommendation by the Compensation and Governance Committee and approval of grants by the Board of Directors. All warrants and stock options are granted at the closing market price of the Company’s stock on the date of grant.

On October 1, 2002, the Company adopted the 2002 Stock Option Plan (the “2002 Plan”). Under the 2002 Plan, incentive stock options and nonqualified options may be granted to officers, employees and consultants of the Company for the purchase of the Company’s common stock. The 2002 Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the 2002 Plan is to enable the Company to attract, retain and motivate its employees by providing for performance-based benefits. As of March 31, 2007, 2,488,613 options to purchase shares of the Company’s Common Stock were outstanding under the 2002 Plan, of which 2,488,613 options to purchase shares had vested, and 2,511,387 shares were available for future awards under the 2002 Plan.

The 2002 Plan is administered by the Compensation and Governance Committee which consists of two members of the Board of Directors and one expert consultant. The committee’s recommendations are then presented to the full Board of Directors for approval. The administrator has the power to construe and interpret the 2002 Plan and, subject to provisions of the 2002 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the times during the term of each award within which all or a portion of the award may be exercised, the exercise price, the type of consideration and other terms and conditions of the award. The exercise price of stock options under the 2002 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant. The maximum term of the 2002 Plan is ten years, except that the Board may terminate the 2002 Plan earlier. The term of each individual award will depend upon the written agreement between the Company and the grantee setting forth the terms of the awards.

General Benefits. The Company’s executive employees are eligible to participate in all employee benefit plans, such as medical insurance. The Company currently does not offer pension benefits or 401K benefits to any employees.

2006 Executive Base Salary and Incentive Compensation Determination

Peter Berry

Mr. Berry has served as the Company’s President and Chief Executive Officer since April, 2003. Mr. Berry has an annual base salary of $96,000. Mr. Berry has an employment agreement with the Company which originally expired November 1, 2005. Based on the recommendation of the Compensation Committee, in December 2005 and again in December 2006, the Board has approved the extension of Mr. Berry’s employment contract for additional one-year terms with the same base salary as that provided for in the last year of the original employment agreement. Under the extended terms of his employment agreement, Mr. Berry is eligible for an annual cash bonus as recommended by the Compensation Committee and approved by the full Board of Directors. During the fiscal year 2007 the Board approved a $30,000 cash bonus for Mr. Berry of which $15,000 has been paid and the remaining $15,000 is included in Accrued Salaries as of March 31, 2007. Mr. Berry also receives compensation in the form of health care benefits from the Company. During the year ended March 31, 2007, Mr. Berry elected to defer $79,000 of salary and $15,000 of bonuses earned.

Dee S. Kelly

Ms. Kelly has served as the Company’s Vice President, Finance since August 2003. Ms. Kelly, a California licensed Certified Public Accountant, works part-time for the Company as a consultant on a monthly retainer basis of $8,000 per month. Based on the recommendation of the Compensation Committee and approval by the Board, Ms. Kelly was granted incentive awards of 158,500 warrants exercisable at $1.00 per share on August 3, 2006 and 61,000 warrants exercisable at $0.28 per share on January 3, 2007. The exercise prices of the warrants are equal to the fair value of the Company’s stock as of the grant dates. Ms. Kelly does not have an employment contract with the Company. During the year ended March 31, 2007, Ms. Kelly deferred $37,000 of her earnings which is included in accounts payable at March 31, 2007.

Kenneth G. Carlson

Mr. Carlson has served as the Company’s Vice President of Sales and Marketing since August 2005. Mr. Carlson currently receives an annual salary of $96,000 per year and has no employment contract. Based on the recommendation of the Compensation Committee and approval by the Board Mr. Carlson was granted incentive awards of 157,000 warrants exercisable at $1.00 per share on August 3, 2006 and 65,000 warrants exercisable at $0.28 per share on January 3, 2007. Mr. Carlson also receives compensation in the form of health care benefits from the Company.

2007 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, and two other most highly compensated executive officers for the years ended March 31, 2007 and 2006.

Name and Principal Position	Salary $		Bonus $	Stock Awards $(3)	Option and Warrant Awards $ (3)	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Peter Berry, Chief Executive Officer and	2007	$96,000	$30,000	$58,283	$—	$—	$—	$3,300	$187,583
Director (1)	2006	$94,250	$—	$45,532	$—	$—	$—	$3,300	$143,082

Dee Kelly, Vice President,	2007	$89,000	$—	$5,867	$174,246	$—	$—	$—	$269,113
Finance (2)	2006	$81,000	$—	$9,471	$—	$—	$—	$—	$90,471

Ken Carlson, Vice President, Sales and	2007	$72,846	$—	$—	$173,877	$—	$—	$4,020	$250,743
Marketing (3)	2006	$49,000	$—	$—	$—	$—	$—	$2,188	$51,188

(1)	Mr. Berry deferred $94,562 of salaries and bonus earned during fiscal year 2007.

(2)	Ms. Kelly bills the Company for her earnings as a part-time contract employee and deferred approximately $37,000 of her billings during fiscal year 2007.

(3)
Reflects the dollar amount recognized for financial reporting purposes for the year ended March 31, 2007, in accordance with SFAS 123(R) of warrant and stock option awards pursuant to the 2002 Stock Option Plan, and thus includes amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 10, Stock Options and Warrants. All stock warrants were granted at the closing market price of the Company’s stock on the date of grant. See Note 10 - Stock Options and Warrants

All Other Compensation column in the 2007 Summary Compensation Table consists of the following:

Name and Principal Position	Fiscal Year	Perquisites and Other Personal Benefits $	Tax Reimbursements $	Insurance Premiums $	Company Contributions to 401(k) plan $ (1)	Severance Payments / Accruals $	Change in Control Payments / Accruals $	Total $
Peter Berry, Chief Executive Officer and	2007	$0	$0	$3,300	$0	$0	$0	$3,300
Director	2006	$0	$0	$3,300	$0	$0	$0	$3,300

Dee S. Kelly, Vice President,	2007	$0	$0	$0	$0	$0	$0	$0
Finance	2006	$0	$0	$0	$0	$0	$0	$0

Kenneth G. Carlson, Vice President, Sales and	2007	$0	$0	$4,020	$0	$0	$0	$4,020
Marketing	2006	$0	$0	$2,188	$0	$0	$0	$2,188

(1)	The Company does not currently offer a 401(k) plan due to the low number of eligible employees.

Outstanding Equity Awards at Fiscal Year-End:

The following table provides information on the holdings of equity awards by the named executive officers as of March 31, 2007.

Warrant and Option Awards							Stock Awards
	Option	Number of Securities Underlying Unexercised Options and Warrants	Number of Securities Underlying Unexercised Options and Warrants	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options and	Option and Warrant Exercise	Option and Warrant Expir-	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
	Grant	(#)	(#)	Warrants	Price	ation	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Peter Berry	11/1/02	500,000	-	-	$0.50	11/1/12	-	-	-	-
	4/1/03	250,000	-	-	$0.50	4/1/13	-	-	-	-
	11/1/03	250,000	-	-	$0.60	11/1/13	-	-	-	-
	8/1/04	367,970	-	-	$0.04	8/1/14	-	-	-	-

Dee S. Kelly	10/1/03	75,000	-	-	$0.60	10/1/13	-	-	-	-
	8/1/04	36,752	-	-	$0.04	8/1/14	-	-	-	-
	8/3/06	158,500	-	-	$1.00	8/3/16	-	-	-	-
	1/3/07	61,000	-	-	$0.28	1/3/17	-	-	-	-

Kenneth G. Carlson	8/3/06	157,000	-	-	$1.00	8/3/16	-	-	-	-
	1/3/07	65,000	-	-	$0.28	1/3/17	-	-	-	-

Aggregated Warrant and Option Exercises in last Fiscal Year and Fiscal Year-End Warrant and Option Values:

	Shares Acquired	Value	Number of Shares Underlying Unexercised Warrants and Options at March 31, 2007		Value of Unexercised In-the-Money Warrants and Options at March 31, 2007 (1)
Name	on Exerc	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter Berry	0	0	1,367,970	-	$1,532,126	-
Dee S. Kelly	0	0	331,252	-	$371,002	-
Kenneth G. Carlson	0	0	222,000	-	$248,640	-

(1)   The values of the unexercised in-the-money warrants and options have been calculated on the basis of the estimated fair market value at March 31, 2007 of $1.12 based on average selling price of recent unregistered common stock sales, less the applicable exercise price, multiplied by the number of shares acquired on exercise.

Pension Benefits

None of the Company’s named executive officers are covered by a defined pension plan, defined contribution plan, or other similar benefit plan that provides for payments or other benefits.

Nonqualified Defined Contribution And Other Nonqualified Deferred Compensation Plans

The Company does not maintain any nonqualified compensation plans.

 Director Compensation

Compensation for the Board of Directors is governed by the Company’s Compensation and Governance Committee. Historically there have been no cash payments made to the directors for their board services. From time to time the Company grants stock warrants to the directors with exercise prices equal to the fair value as of grant date based on external expert reports and guidance through the Compensation and Governance Committee recommendations.

Director Compensation Table

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Warrant and Option Awards ($) (1)	Total ($)
Peter Berry	$—	$58,283	$-	$58,283
Gary C. Cannon	—	—	116,917	116,917
Adam M. Michelin	—	—	89,980	89,980
Thomas Fischer	—	—	78,537	78,537
Stephen L. Scott	—	—	77,586	77,586

(1)
Reflects the dollar amount recognized for financial reporting purposes for the year ended March 31, 2007, in accordance with SFAS 123(R) of warrant and stock option awards pursuant to the 2002 Stock Option Plan, and thus includes amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 10- Stock Options and Warrants. All stock warrants were granted at the closing market price of the Company’s stock on the dates of grant.

Employment Contracts:

Peter Berry is subject to an employment agreement with the Company dated November 1, 2002, as amended March 17, 2003, pursuant to which he has been employed as the Company’s President and Chief Operating Officer. The Agreement provides for an initial annual base salary of $84,000, which increased to $88,000 and $93,000 in years two and three, respectively. Pursuant to the terms of the Agreement the Company extended Mr. Berry’s employment agreement for a period of one year through November 1, 2007, at a base salary of $96,000. On November 1, 2002, pursuant to the Agreement, the Company granted Mr. Berry a stock option to purchase up to 500,000 shares of common stock at an exercise price of $.50 per share, which option vested as to 125,000 shares on the first anniversary of the date of grant, and thereafter vests in 36 equal monthly installments through November 11, 2006. In the event that the Company terminates Mr. Berry’s employment without “cause”, as defined in the Agreement, or fails to renew the Agreement except for “cause”, then upon such termination, the Company is obligated to pay to Mr. Berry as severance an amount equal to his then current base salary, plus any earned incentive bonus. In March 2003, the Agreement was amended to reflect Mr. Berry’s agreement to a reduced base salary during the first year of $60,000, and agreement to forego eligibility for an incentive bonus for such year. In exchange for the foregoing, the Company granted Mr. Berry an additional stock option to purchase an additional 250,000 shares of its common stock at a price of $.50 per share. The option was vested as to 125,000 shares on the date of grant, and 62,500 shares on each of September 30, 2003 and March 31, 2004. All other terms of the Agreement remained unchanged. The agreement was further amended by board consent, due to the financial condition of the Company in 2004 at Mr. Berry’s request, to eliminate the 100% bonus provision per the contract in year two and defer this bonus into the third year of the employment contract. This entitled Mr. Berry to earn up to 200% of his then salary in the third contract year. Mr. Berry’s bonus earned for the third year of the Agreement was approved for a total of $100,000 which was included in Mr. Berry’s accrued salaries as of March 31, 2006 an converted into a note payable during fiscal 2007. Mr. Berry’s bonus earned for the fourth year of the agreement was approved for $30,000 and was included in accrued salaries as of March 31, 2007. Of this amount, $15,000 was paid in August 2007.

The Company has no other employment agreements.

Potential Payments On Termination Or Change In Control:

Pursuant to the terms of Mr. Berry’s employment agreement, in the event that the Company terminates Mr. Berry’s employment without “cause”, as defined in the Agreement, or fails to renew the Agreement except for “cause”, then upon such termination, the Company is obligated to pay to Mr. Berry as severance an amount equal to his current base salary, plus any earned incentive bonus. Aside from Mr. Berry’s employment contract and one provision in the Company’s 2002 Stock Option Plan discussed in the next paragraph, the Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

The 2002 Stock Option Plan provides that in the event of a “change of control,” all options shares will become fully vested and may be immediately exercised by the person who holds the option.

Change in Control Agreements:

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of CryoPort, Inc. or any subsidiary.

Equity Compensation Plan Information:

The Company currently maintains one equity compensation plan, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”). The Company’s Compensation and Governance Committee is responsible for making reviewing and recommending grants of options under this plan which are approved by the Board of Directors. The 2002 Plan, which was approved by its shareholders in October 2002, allows for the grant of options to purchase up to 5,000,000 shares of its common stock. The 2002 Plan provides for the granting of options to purchase shares of the Company’s common stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant. The stock options are subject to vesting requirements, generally 3 or 4 years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. No restricted shares have been granted pursuant to the 2002 Plan as of June 29, 2007.

The following table sets forth certain information as of March 31, 2007 concerning the Company’s common stock that may be issued upon the exercise of options or pursuant to purchases of stock under its 2002 Plan:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,488,613	$0.45	2,511,387
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
	2,488,613	$0.45	2,511,387

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 29, 2007 regarding the beneficial ownership of our Common Stock, based on information provided by (i) each of our executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock. The percentage ownership in this table is based on 39,825,686 shares issued and outstanding as of October 29, 2007.

The address of each beneficial owner is in care of the Company, 20382 Barents Sea Circle, Lake Forest, California 92630. Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned

Executive Officers and Directors:

Peter Berry	1,394,170	(1)	3.4%
Dee S. Kelly	331,252	(1)	*
Kenneth G. Carlson	222,000	(1)	*
Gary C. Cannon	185,200	(1)	*
Adam M. Michelin	148,800	(1)	*
Thomas S. Fischer, PhD	135,600	(1)	*
Stephen L. Scott	128,200	(1)	*
			*
All directors and named executive officers as a group (7 persons)	2,545,222		6.0%
Other Stockholders:
Patrick Mullens, M.D.	2,592,153		6.5%
Raymond Takahashi, M.D.	2,518,012	(2)	6.2%
David Petreccia, M.D.	1,998,418		5.0%

* Less than one percent.

(1)	For each person, consists of shares of common stock issuable upon exercise of currently exercisable warrants.

(2)	Includes 583,333 shares of common stock issuable upon exercise of warrants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been included for quotation on the OTC Bulletin Board under the symbol CYRX.OB since September 11, 2007. Prior thereto, our stock was traded in the pink sheets.

The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the Pink Sheets Quotation Service until September 11, 2007 and from the OTC Bulletin Board thereafter. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

Fiscal 2007	High	Low
1st Quarter	$4.20	$2.00
2nd Quarter	2.50	0.50
3rd Quarter	0.53	0.20
4th Quarter	2.00	0.28

Fiscal 2007	High	Low
1st Quarter	$4.20	$2.00
2nd Quarter	2.50	0.50
3rd Quarter	0.53	0.20
4th Quarter	2.00	0.28

Fiscal 2008	High	Low
1st Quarter	$3.30	$0.77
2nd Quarter	1.70	0.61

Number of Stockholders

As of October 29, 2007, there were approximately 185 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.

Selling Stockholder	Shares Beneficially Owned Prior to Offering*	Shares to be Sold in Offering	Shares Beneficially Owned After Offering	Percentage Beneficial Ownership After Offering
Enable Growth Partners LP (1)	7,291,667	7,291,667	-0-	n/a
Enable Opportunity Partners LP (2)	1,288,690	1,288,690	-0-	n/a
Pierce Diversified Strategy Master Fund LLC, Ena (3)	178,573	178,573	-0-	n/a
BridgePoint Master Fund Ltd. (4)	5,252,098	5,252,098	-0-	n/a
Philip Benanti (5)	105,068	105,069	-0-	n/a
Edward Fine (5)	105,068	105,068	-0-	n/a
Stuart Fine (5)	105,069	105,069	-0-	n/a
GunnAllen Financial (5)	6,724	6,724	-0-	n/a
Jason Fisher (5)	38,104	38,104	-0-	n/a
Michele Markowitz (5)	37,320	37,320	-0-	n/a
Fabio Migliaccio (5)	20,623	20,623	-0-	n/a
Patricia Sorbara (5)	37,320	37,320	-0-	n/a
Anthony St. Clair (5)	105,068	105,068	-0-	n/a
Total	14,571,392	14,571,392

*
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Nevertheless, for purposes hereof, for each selling stockholder does not give effect to the 4.9% limitation on the number of shares that may be held by each stockholder as agreed to in the warrant held by each selling stockholder which limitation is subject to waiver by the holder upon 61 days prior written notice to us (subject to a further non-waivable limitation of 9.99%).   Unless otherwise indicated, for each selling stockholder, the number of shares beneficially owned prior to this offering consists of shares of common stock currently owned by the selling stockholder as well as an equal number of shares of common stock issuable upon the exercise of warrants.

(1)
Consists of 2,916,667 shares issuable upon conversion of convertible debentures and 4,375,000 shares issuable upon exercise of warrants. Mitch Levine in his capacity of Managing Partner holds voting and dispositive power over the shares held by Enable Growth Partners LP.

(2)
Consists of 515,476 shares issuable upon conversion of convertible debentures and 773,214 shares issuable upon exercise of warrants. Mitch Levine in his capacity of Managing Partner holds voting and dispositive power over the shares held by Enable Opportunity Partners LP.

(3)
Consists of 71,429 shares issuable upon conversion of convertible debentures and 107,144 shares issuable upon exercise of warrants. Mitch Levine in his capacity of Managing Partner holds voting and dispositive power over the shares held by Pierce Diversified Strategy Master Fund LLC, Ena.

(4)
Consists of 2,100,839 shares issuable upon conversion of convertible debentures and 3,151,259 shares issuable upon exercise of warrants. Eric S. Swartz holds voting and dispositive power over the shares held by BridgePoint Master Fund Ltd.

(5)
For each person, the shares included herein are issuable upon the exercise of an aggregate of 560,364 warrants at $0.84 per share. These warrants were granted to Joseph Stevens & Company, Inc., a registered broker-dealer, as part of its commission in connection with the private placement of the convertible notes and the warrants. Each of these persons, other than GunnAllen Financial, is an affiliate of Joseph Stevens. Pursuant to our agreement with Joseph Stevens, the parties agreed that the securities were to be issued to Joseph Stevens or its designees. Accordingly, the securities were transferred directly from us to the entities and individuals. Each of such entities and individuals is an accredited investor who made the representation that it acquired such securities for investment purposes and not with a view to distribution or resale. Therefore, the transfer of securities was made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

RECENT FINANCING

On October 1, 2007, we issued to a number of accredited investors our Original Issue Discount 8% Senior Secured Convertible Debentures (the “Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds to us of $4,001,551.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $3,436,551.

The entire principal amount under the Debentures is due and payable 30 months after the closing date.  Interest payments will be payable in cash quarterly commencing on January 1, 2008.  We may elect to make interest payment in shares of common stock provided, generally, that we are not in default under the Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the Debentures or in payment of interest due thereunder.  If we elect to make interest payment in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event we issue common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement of which this prospectus forms a part, we may force conversion of the Debentures if the market price of the common stock is at least $2.52 for 30 consecutive days.  We may also prepay the Debentures in cash at 120% of the then outstanding principal.

The Debentures rank senior to all of our current and future indebtedness and are secured by substantially all of our assets.

In connection with the financing transaction, we issued to the investors five-year warrants to purchase 5,604,411 shares of our common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share (collectively, the “Warrants”).

We also entered into a registration rights agreement with the investors that requires us to register the shares issuable upon conversion of the Debentures and exercise of the Warrants within 45 days after the closing date of the transaction.  If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date (120 days in the event of a full review by the Securities and Exchange Commission), we will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that we fail to attain a timely filing or effectiveness, as the case may be.

Joseph Stevens and Company acted as sole placement agent in connection with the transaction. The Company paid to the placement agent cash in the amount of $440,000 and issued warrants to purchase 560,364 shares of the Company’s common stock at $0.84 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the Share Exchange Agreement with CryoPort Systems, Inc. in March 2005 (see Note 1), the Company issued 1,000,000 shares to Mr. Dante Panella, a majority stockholder in exchange for Mr. Panella’s surrender of 1,354,891 shares of CryoPort Systems’ common stock. At the time of the Share Exchange agreement, Mr. Panella held the position of President, CEO of GT-5 Limited. Pursuant to the Share Exchange Agreement the Company’s then directors and officers resigned, and the directors and officers of CryoPort Systems, Inc. were elected to fill the vacancies created by such resignations. The company’s name was then changed to CryoPort, Inc. Since the time of the Share Exchange Agreement, Mr. Panella has not been involved in the management of CryoPort, Inc.

During 2004, in connection with a private placement offering, Mr. Panella purchased a total of 1,217,225 shares of CryoPort Systems, Inc. common stock for $0.04 per share with total proceeds of $48,689 received by the Company as follows: 250,000 shares purchased on July 23, 2005, 342,225 shares purchased on October 20, 2005, and 625,000 shares purchased on November 15, 2005.

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long term note payable. Under the terms of this note, monthly payments of $3,000 will be made to Mr. Berry beginning in January 2007. In January 2008, these payments will increase to $6,000 and remain at that amount until the loan is fully paid in December 2010. During the year ended March 31, 2007, note payments totaling $9,000 had been made to Mr. Berry pursuant to this note. Interest of 6% per annum on the outstanding principal balance of the note will begin to accrue January 1, 2008 and will be paid on a monthly basis along with the monthly principal payment beginning in January 2008. As of March 31, 2007, the total amount of deferred salaries under this arrangement was $242,950 and is recorded as a note payable in the accompanying consolidated balance sheet (see Note 8).

In June 2005, the Company retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee of $6,500. At that same time, Mr. Cannon also became the Company’s Secretary and a member of the Company’s Board of Directors. The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the years ended March 31, 2007 and 2006 were $78,500 and $64,624, respectively. In August 2006, Mr. Cannon was granted 103,400 warrants with an exercise price of $1.00 per share which equaled the fair value of the Company’s shares on the grant date. In January 2007, Mr. Cannon was granted 51,400 warrants with an exercise price of $0.28 per share which equaled the fair value of Company’s shares as of the grant date.

On October 13, 2006, various shareholders advanced the Company short term, zero interest loans ranging from $2,700 to $5,000 each, totaling $12,700. In December 2006 and January 2007, these loans were paid in full and have no outstanding balances as of March 31, 2007.

As of March 31, 2007 the Company had aggregate principal balances of $1,339,500 in outstanding unsecured indebtedness owed to five related parties including four former board of directors representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for total monthly principal payments beginning April 1, 2006 of $2,500, which increase by $2,500 every six months to a maximum of $10,000. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015. Related party interest expense under these notes was $85,595 and $79,179 for the years ended March 31, 2007 and 2006, respectively. Accrued interest, which is included in notes payable in the accompanying balance sheet, related to these notes amounted to $404,341 and $318,746 as of March 31, 2007 and 2006, respectively. Subsequent to year end the Company failed to make the required payments under the notes. However, pursuant to the note agreements, the Company has a 120 grace period to pay missed payments before the notes enter default. Management expects to pay all payments due prior to the expiration of the 120 day grace period. No new borrowings have been made by the Company from these related parties as of June 29, 2007.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 125,000,000 shares of common stock, $.001 par value per share, of which 39,825,686 shares were issued and outstanding as of October 29, 2007. The following description is a summary and is qualified in its entirety by our Certificate of Incorporation and By-laws as currently in effect.

Common Stock

Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company’s Common Stock is Integrity Stock Transfer, 3027 E. Sunset Road, Suite 103, Las Vegas, Nevada, 89120.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “ Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “ Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of CryoPort, Inc. as of March 31, 2007 and 2006 and for each of the years in the two year period ended March 31, 2007, included in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS
CRYOPORT, INC.

CryoPort, Inc.
Consolidated Financial Statements
March 31, 2007 and 2006

CryoPort, Inc.
Consolidated Financial Statements
June 30, 2007 and 2006
(unaudited)

Consolidated Balance Sheet	F- 31
Consolidated Statements of Operations	F- 32
Consolidated Statements of Cash Flows	F- 33
Notes to Consolidated Financial Statements	F- 34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
CryoPort, Inc.

We have audited the accompanying consolidated balance sheets of CryoPort, Inc. (the “Company”) as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two year period ended March 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CryoPort, Inc. at March 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two year period ended March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses, and has a stockholders' deficit of $2,287,832 and negative working capital of $478,396 at March 31, 2007.  These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

KMJ Corbin & Company LLP
Irvine, California
June 29, 2007

CRYOPORT, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
ASSETS	2007	2006

Current assets:
Cash	$264,392	$4,723
Accounts receivable, net	10,172	22,306
Inventories	146,008	190,321
Prepaid expenses and other current assets	15,320	9,270
Total current assets	435,892	226,620

Fixed assets, net	38,400	57,520
Intangible assets, net	4,696	9,365
Deferred financing costs, net	4,699	-
	$483,687	$293,505

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$306,682	$223,070
Accrued expenses	97,227	112,061
Accrued warranty costs	55,407	59,532
Accrued salaries and related	169,537	301,192
Convertible notes payable and accrued interest,
net of discount of $29,638	96,435	-
Current portion of related party notes payable	120,000	45,000
Current portion of note payable to officer	45,000	-
Current portion of note payable	24,000	24,000
Total current liabilities	914,288	764,855

Related party notes and accrued interest payable,
net of current portion	1,623,841	1,643,246
Note payable, net of current portion	35,440	35,440
Note payable to officer, net of current portion	197,950	-
Total liabilities	2,771,519	2,443,541

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value; 100,000,000 shares
authorized; 34,782,029 (2007) and 30,081,696 (2006)
shares issued and outstanding	34,782	30,082
Additional paid-in capital	7,042,536	4,858,773
Accumulated deficit	(9,365,150)	(7,038,891)
Total stockholders’ deficit	(2,287,832)	(2,150,036)
	$483,687	$293,505

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended March 31,
	2007	2006

Net sales	$67,103	$152,298

Cost of sales	176,939	315,650

Gross loss	(109,836)	(163,352)

Operating expenses:
Selling, general and administrative expenses	1,899,228	1,023,088
Research and development expenses	87,857	254,487

Total operating expenses	1,987,085	1,277,572

Loss from operations	(2,096,921)	(1,440,924)

Interest expense	(227,738)	(80,377)

Loss before income taxes	(2,324,659)	(1,521,301)

Income taxes	1,600	800

Net loss	$(2,326,259)	$(1,522,101)

Net loss available to common stockholders per
common share:
Basic and diluted loss per common share	$(0.08)	$(0.05)
Basic and diluted weighted average common
shares outstanding	30,943,154	29,888,702

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, April 1, 2005	29,708,105	$29,708	$4,307,047	$(5,516,790)	$(1,180,035)

Issuance of common stock for
cash, net of issuance costs
of $61,460	142,000	142	435,398	-	435,540

Exercise of warrants for cash	159,999	160	54,840	-	55,000

Exercise of cashless warrants	71,592	72	(72)	-	-

Fair value of stock options
issued to consultants	-	-	61,560	-	61,560

Net loss	-	-	-	(1,522,101)	(1,522,101)

Balance, March 31, 2006	30,081,696	30,082	4,858,773	(7,038,891)	(2,150,036)

Issuance of common stock for
cash, net of issuance costs
of $112,372	4,692,000	4,692	897,336	-	902,028

Exercise of warrants for cash	8,333	8	2,492	-	2,500

Fair value of stock options and
warrants issued to consultants,
employees and directors	-	-	1,177,768	-	1,177,768

Beneficial conversion feature
related to issuance of
convertible debentures	-	-	106,167	-	106,167

Net loss	-	-	-	(2,326,259)	(2,326,259)

Balance, March 31, 2007	34,782,029	$34,782	$7,042,536	$(9,365,150)	$(2,287,832)

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

STATEMENTS OF CASH FLOWS

For The Years Ended March 31, 2007 and 2006

	For The Years Ended March 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(2,326,259)	$(1,522,101)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	23,789	88,753
Amortization of deferred financing costs	10,901	-
Amortization of debt discount	76,529	-
Bad debt expense	-	48,610
Fair value of stock options and warrants issued
to consultants, employees and directors	1,177,768	61,560
Changes in operating assets and liabilities:
Accounts receivable	12,134	(26,369)
Inventories	44,313	(39,341)
Prepaid expenses and other current assets	(6,050)	41,848
Accounts payable	83,612	60,085
Accrued expenses	(14,834)	8,021
Accrued warranty costs	(4,125)	(10,968)
Accrued salaries and related	120,295	54,761
Accrued interest	91,668	70,179

Net cash used in operating activities	(710,259)	(1,155,962)

Cash flows used in investing activities:
Purchases of fixed assets	-	(42,050)

Cash flows from financing activities:
Proceeds from borrowings under notes payable	92,700	-
Proceeds from borrowings under convertible notes	120,000	-
Payment of deferred financing costs	(15,600)	-
Repayments of notes payable	(122,700)	(8,000)
Payments of notes payable to officer	(9,000)	-
Proceeds from issuance of common stock, net	902,028	435,540
Proceeds from exercise of warrants	2,500	55,000
Net cash provided by financing activities	969,928	482,540

Net change in cash	259,669	(715,472)

Cash, beginning of year	4,723	720,195

Cash, end of year	$264,392	$4,723

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$47,729	$1,198
Income taxes	$1,600	$800

Supplemental disclosure of non-cash activities:
Conversion of accrued salaries to note payable	$251,950	$-
Beneficial conversion feature for convertible notes	$106,167	$-

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND BUSINESS

Organization

CryoPort, Inc. (the “Company”) was originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990 as a Nevada Corporation. The Company was engaged in the business of designing and building exotic body styles for automobiles compatible with the vehicle’s existing chassis.

On March 15, 2005, the Company entered into a Share Exchange Agreement (the “Agreement”) with CryoPort Systems, Inc. (“CryoPort Systems”), a California corporation, and its stockholders whereby the Company acquired all of the issued and outstanding shares of CryoPort Systems in exchange for 24,108,105 shares of its common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). CryoPort Systems was originally formed in 1999 as a California limited liability company and was reorganized into a California corporation on December 11, 2000. CryoPort Systems was founded to capitalize on servicing the transportation needs of the growing global “biotechnology revolution.” Effective March 16, 2005, the Company changed its name to CryoPort, Inc. The transaction has been recorded as a reverse acquisition (see Note 2).

The principal focus of the Company is to develop a line of disposable (or one-way) dry cryogenic shippers for the transport of biological materials. These materials include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, reproductive tissues, infectious substances and other items that require continuous exposure to cryogenic temperature (less than -150 ° C). The Company currently manufactures a line of reusable cryogenic dry shippers. These primarily serve as vehicles for the development of the cryogenic technology that supports the disposable product development but also are essential components of the infrastructure that supports testing and research activities of the pharmaceutical and biotechnology industries. The Company’s mission is to provide cost effective packaging systems for biological materials requiring, or benefiting from, a cryogenic temperature environment over an extended period of time.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred net losses of $2,326,259 and $1,522,101 during the years ended March 31, 2007 and 2006, respectively, and used $710,259 and $1,155,962 of cash in operations during 2007 and 2006, respectfully. The Company has a cash balance of $264,392 at March 31, 2007. In addition, at March 31, 2007, the Company’s stockholders’ deficit was $2,287,832 and has negative working capital of $478,396. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity funding sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate an extension of its existing debt. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The acquisition of CryoPort Systems by the Company has been accounted for as a reverse acquisition, whereby the assets and liabilities of CryoPort Systems are reported at their historical cost. The Company had no assets or operations at the date of acquisition. The reverse acquisition resulted in a change in reporting entity for accounting and reporting purposes. Accordingly, the accompanying consolidated financial statements have been retroactively restated for all periods presented to report the historical financial position, results of operations and cash flows of CryoPort Systems. Since the Company’s stockholders retained 5,600,000 shares of common stock in connection with the reverse acquisition, such shares have been reflected as if they were issued to the Company on the date of acquisition for no consideration as part of a corporate reorganization.

Principles of Consolidation

The consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, allowances for inventory obsolescence, accrued warranty costs, deferred tax assets and their accompanying valuations, the value of options and warrants, and product liability reserves.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentrations of Credit Risk

Cash

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. At March 31, 2007 and 2006, the Company had cash balances of $214,469 and $0, respectively, which were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Customers

The Company grants credit to customers within the United States of America and to a limited number of international customers, and does not require collateral. Sales to international customers are secured by advance payments or letters of credit. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts and estimated sales returns are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Accounts receivable at March 31, 2007 and 2006 are net of reserves for doubtful accounts and sales returns of approximately $7,000 and $54,000, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The Company has foreign sales primarily in Europe, Latin America, Asia and Canada. Foreign sales are primarily under exclusive distribution agreements with international distributors. During 2007 and 2006, the Company had foreign sales of approximately $32,000 and $55,000, respectively, which constituted approximately 47% and 36% of net sales, respectively.

The majority of the Company’s customers are in the bio-pharmaceutical and animal breeding industries. Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fair Value of Financial Instruments

The Company’s consolidated financial instruments consist of cash, accounts receivable, related party notes payable, payables, accrued expenses, note payable to officer, convertible notes payable and a note payable to a third party. The carrying value for all such instruments, except the related party notes payable, approximates fair value at March 31, 2007 and 2006. The fair value of the related party notes payable is not determinable as the transactions were with related parties.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the first-in, first-out method. Work in process and finished goods include material, labor and applied overhead. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Work in process and finished goods include material, labor and applied overhead.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Patents and Trademarks

Patents and trademarks are amortized using the straight-line method over their estimated useful life of five years.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At March 31, 2007 and 2006, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable. Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method. During the year ended March 31, 2007, the Company capitalized deferred financing costs of $15,600 and amortized deferred financing costs of $10,901 to interest expense.

Accrued Warranty Costs

Estimated costs of the Company’s standard warranty, included with products at no additional cost to the customer for a period up to one year, are recorded as accrued warranty costs at the time of product sale. Costs related to servicing the standard warranty are charged to the accrual as incurred.

The following represents the activity in the warranty accrual during the years ended March 31:

	2007	2006

Beginning warranty accrual	$59,532	$70,500
Increase in accrual (charged to cost of sales)	4,875	13,484
Charges to accrual (product replacements)	(9,000)	(24,452)

Ending warranty accrual	$55,407	$59,532

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements , as revised by SAB 104. The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale. The Company records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs . Shipping and handling fees and costs are included in cost of sales.

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of consolidated selling, general and administrative expenses. During 2007 and 2006, the Company expensed approximately $21,000 and $72,000, respectively, in advertising costs.

Research and Development Expenses

The Company expenses internal research and development costs as incurred. Third party research and development costs are expensed when the contracted work has been performed.

Stock-Based Compensation

Adoption of SFAS 123(R)

On April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment , (“SFAS 123(R)”) which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of April 1, 2006, the first day of the Company’s fiscal year 2007. The Company’s consolidated financial statements as of and for the year ended March 31, 2007 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statement of operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s consolidated statements of operations, other than as related to option grants to employees and consultants below the fair market value of the underlying stock at the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.

Stock-based compensation expense recognized in the Company’s consolidated statement of operations for the year ended March 31, 2007 included compensation expense for share-based payment awards granted prior to, but not yet vested as of March 31, 2006 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to March 31, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). As stock-based compensation expense recognized in the consolidated statement of operations for the year ended March 31, 2007 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures, if any. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the year ended March 31, 2007 was zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future. There were 1,258,950 warrants and no stock options granted to employees and directors during the year ended March 31, 2007.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

SFAS 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the year ended March 31, 2007. Prior to the adoption of SFAS 123(R) those benefits would have been reported as operating cash flows had the Company received any tax benefits related to stock option exercises.

Plan Description

The Company’s stock option plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options generally vest over a five-year period beginning on the grant date and have a ten-year term. As of March 31, 2007, the Company is authorized to issue up to 5,000,000 shares under this plan and has 2,511,387 shares available for future issuances.

Summary of Assumptions and Activity

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S Treasury rate that corresponds to the  pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

	March 31,	March 31,
	2007	2006
Stock options and warrants:
Expected term	5 years	N/A
Expected volatility	282% - 233%	N/A
Risk-free interest rate	4.75% - 4.82%	N/A
Expected dividends	N/A	N/A

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following table illustrates the effect on net loss and net loss per share for the year ended March 31, 2006 as if the Company had applied the fair value recognition provisions of SFAS 123 to options granted under the Company's stock option plans. For purposes of this pro forma disclosure, the fair value of the options is estimated using the Black Scholes option-pricing model and amortized on a straight-line basis to expense over the options' vesting period:

For The Year Ended March 31,
2006
Net loss - as reported	$(1,522,101)

Add: Share based employee compensation included in net loss, net of tax effects	-

Deduct: Share-based employee compensation expense determined under fair value method, net of tax effects	(86,106)

Net loss - pro forma	$(1,608,207)

Net loss per common share - basic and diluted
As reported	$(0.05)
Pro forma	$(0.05)

A summary of employee and director option and warrant activity for the year ended March 31, 2007, is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Yrs.)	Aggregate Intrinsic Value
Outstanding at March 31, 2006	2,488,613	$0.45	6.45
Granted	1,258,950	$0.76	9.47
Exercised	-	$-
Forfeited	-	$-

Outstanding at March 31, 2007	3,747,563	$0.59	7.46	$1,503,862

Exercisable at March 31, 2007	3,747,563	$0.59	7.46	$1,503,862

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

There were 1,258,950 warrants and no stock options granted to employees and directors during the year ended March 31, 2007. In connection with the warrants granted, the modification of previous options granted, and the vesting of prior options issued, the Company recorded total charges of $1,177,768 in accordance with the provisions of SFAS 123(R), which have been included in selling, general and administrative expenses for the year ended March 31, 2007 in the accompanying consolidated statement of operations. No employee or director warrants or stock options expired during the year ended March 31, 2007. The Company issues new shares from its authorized shares upon exercise of warrants or options.

In December 2006, the Company modified the expiration dates of 2,488,613 of its employee and director stock options by extending their terms by five years. In connection with the modification, the Company recorded a charge of $133,759 at the date of the modification in accordance with the provisions of SFAS 123(R), which has been included in selling, general and administrative expenses for the year ended March 31, 2007 in the accompanying consolidated statement of operations.

A summary of the status of the Company’s non-vested employee and director stock options and warrants as of March 31, 2007 and changes during the year then ended is presented below:

	Shares	Weighted Average Grant Date Fair Value Per Share

Non-vested at March 31, 2006	177,352	$0.52
Non-vested granted	1,258,950	0.76
Vested	(1,436,302)	0.67
Forfeited/cancelled	-	-
Non-vested at March 31, 2007	-	$0.60

As of March 31, 2007, there was no unrecognized compensation cost related to employee and director stock option compensation arrangements after the modification noted above.  The total fair value of shares vested during the year ended March 31, 2007 was $1,044,009.

As a result of adopting SFAS 123(R) on April 1, 2006, the Company’s loss before income taxes and net loss for the year ended March 31, 2007 was  $763,677 higher than if the Company had continued to account for share-based compensation under APB Opinion No. 25. Basic and diluted net loss per share for the year ended March 31, 2007 was approximately $0.04 higher than if it had continued to account for share-based compensation under APB Opinion No. 25.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following table summarizes stock-based compensation expense related to stock options and warrants under SFAS 123(R) for the year ended March 31, 2007, which was allocated as follows:

Year Ended March 31, 2007

Stock-based compensation expense included in:
Cost of sales	$-
Research and development expense	-
Selling, general and administrative expense	1,177,768

Stock-based compensation expense related to employee stock options and warrants	$1,177,768

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes . Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter "C" corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada.

Basic and Diluted Loss Per Share

The Company has adopted SFAS No. 128, Earnings Per Share .

Basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and shares to be issued for convertible debt would have resulted in an increase of 2,998,382 and 2,915,972 incremental shares for the years ended March 31, 2007 and 2006.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations for the years ended March 31:

	2007	2006

Numerator for basic and diluted loss per share:
Net loss available to common stockholders	$(2,326,259)	$(1,522,101)
Denominator for basic and diluted loss per
common share:
Weighted average common shares outstanding	30,943,154	29,888,702

Net loss per common share available to common
Stockholders - basic and diluted	$(0.08)	$(0.05)

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” (“EITF 98-05”) and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”). In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method (see Note 8).

Recent Accounting Pronouncements

FASB Statement No. 157, Fair Value Measurements, has been issued by the Financial Accounting Standards Board (“FASB”). This new standard provides guidance for using fair value to measure assets and liabilities. Under Statement 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, Statement 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. The provisions of Statement 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The adoption of this pronouncement is not expected to have material effect on the Company’s financial statements.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The FASB has issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP amends various authoritative literature notably FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The adoption of this pronouncement did not have a material effect on the Company’s financial statements.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and is required to be adopted by the Company on April 1, 2007. The Company does not expect the adoption of FIN 48 to have a material impact on its consolidated results of operations and financial condition.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections , a replacement of APB Opinion No. 20, Accounting Changes , and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements . SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15,  2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

On February 15, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. SFAS 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities, including not-for-profit organizations. Most of the provisions in Statement 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. The fair value option established by Statement 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. A not-for-profit organization will report unrealized gains and losses in its statement of activities or similar statement. The fair value option: ( a ) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; ( b ) is irrevocable (unless a new election date occurs); and ( c ) is applied only to entire instruments and not to portions of instruments. Statement 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The adoption of this pronouncement is not expected to have material effect on the Company’s consolidated financial statements .

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 3 - INVENTORIES

Inventories at March 31, 2007 and 2006 consist of the following:

	2007	2006

Raw materials	$61,142	$106,950
Work in process	42,950	57,790
Finished goods	41,916	25,581

	$146,008	$190,321

NOTE 4 - FIXED ASSETS

Fixed assets consist of the following at March 31:

	2007	2006

Furniture and fixtures	$22,982	$22,982
Machinery and equipment	437,501	437,501
Leasehold improvements	15,611	15,611
	476,094	476,094
Less accumulated depreciation and amortization	(437,694)	(418,574)

	$38,400	$57,520

Depreciation and amortization expense for fixed assets for the years ended March 31, 2007 and 2006 was $19,120 and $81,470, respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of the following at March 31:

	2007	2006

Assets subject to amortization:
Patents and trademarks	$46,268	$46,268
Less accumulated amortization	(41,572)	(36,903)

	$4,696	$9,365

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 5 - INTANGIBLE ASSETS, continued

Amortization expense for intangible assets for the years ended March 31, 2007 and 2006 was $4,669 and $7,283, respectively. All of the Company’s intangible assets are subject to amortization.

Estimated future annual amortization expense pursuant to these intangible assets is as follows:

Years Ending
March 31,

2008	$4,696

NOTE 6 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes at March 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax asset:
Net operating loss carryforward	$3,074,000	$2,593,000
Accrued expenses and reserves	86,000	85,000
Expenses recognized for granting of
options and warrants	552,000	81,000
Total gross deferred tax asset	3,712,000	2,759,000

Less valuation allowance	(3,712,000)	(2,759,000)

	$-	$-

The valuation allowance increased during the years ended March 31, 2007 and 2006 by approximately $953,000 and $318,000, respectively. No current provision for income taxes for the years ended March 31, 2007 and 2006 is required, except for minimum state taxes, since the Company incurred taxable losses during such years.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 6 - INCOME TAXES, continued

The provision for income taxes for fiscal 2007 and 2006 was $1,600 and $800, respectively, and differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following:

	2007	2006

Computed tax benefit at federal statutory rate	$(790,000)	$(518,000)
State income tax benefit, net of federal effect	(136,000)	(90,000)
Increase in valuation allowance	953,000	318,000
Other	(25,400)	290,800

	$1,600	$800

As of March 31, 2007, the Company had net operating loss carry forwards of approximately $7,700,000 and $7,700,000 for federal and state income tax reporting purposes, respectively, which expire at various dates through 2026 and 2016, respectively.

The utilization of the net operating loss carry forwards might be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company’s continued losses and uncertainties surrounding the realization of the net operating loss carry forwards, the Company has recorded valuation allowances equal to the net deferred tax asset amounts as of March 31, 2007 and 2006.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Leases

On April 1, 2005, the Company entered into a noncancelable operating lease on its facility in Brea, California, requiring ten monthly payments of $7,500 and expiring on April 1, 2007. In June 2006, the building was sold and the Company was granted approximately two months free rent by the previous owner. On April 1, 2007, the Brea facility lease was extended under month-to-month terms for $7,500 per month with a 60-day notification to terminate requirement.

As of March 31, 2007, future minimum rental payments required under the existing facility operating lease are as follows:

Years Ending March 31,	Operating Lease
2008	$15,000

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 7 - COMMITMENTS AND CONTINGENCIES, continued

Total rental expense was approximately $ 63,000 and $ 75,000 for the years ended March 31, 2007 and 2006, respectively.

Litigation

The Company becomes a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s consolidated financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

NOTE 8 - NOTES PAYABLE

On May 12, 2006, the Company arranged for short-term financing of $175,000, pursuant to a Loan Agreement and related Secured Promissory Note with Ventana Group, LLC. Disbursements to the Company under the Loan Agreement are based on achievement of milestones reached towards finalizing a long-term equity financing agreement. The note is secured by machinery and equipment owned by the Company. During the year ended March 31, 2007, the Company received $80,000 of funds and recorded $47,729 of interest and financing fees expense pursuant to this Loan Agreement. Per the terms of the note, on February 22, 2007 the Company paid the total $47,729 interest and financing fees and repaid the $80,000 principal balance of the note. As of March 31, 2007 there are no remaining outstanding balances due under this note.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 8 - NOTES PAYABLE, continued

The Company has a non-interest bearing note payable to a third-party lender which was due in April 2003. The Company is scheduled to make monthly payments of $2,000 as agreed with the third party lender. During the year ended March 31, 2007 the Company made no payments against the balance of this note. As of March 31, 2007 and 2006, the remaining unpaid balance was $59,440 and $59,440, respectively.

As of March 31, 2007 and 2006, the Company had aggregate principal balances of $1,339,500 and $1,369,500 respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increase by an aggregate of $2,500 every six months to a maximum of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $85,595 and $79,179 for the years ended March 31, 2007 and 2006, respectively. Accrued interest, which is included in related-party notes payable in the accompanying balance sheets, related to these notes amounted to $404,341 and $318,746 as of March 31, 2007 and 2006, respectively. As of March 31, 2007, the Company had not made the required payments under the related-party notes which were due on January 1, February 1, and March 1, 2007. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On April 29, 2007, May 30, 2007, and June 30, 2007, the Company paid the January 1, February 1 and March 1 payments respectively, due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

In October 2006, the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of convertible debentures under Regulation D. As of March 31, 2007, the Company received $120,000 under this private placement offering of convertible debenture debt. Related to the issuance of the convertible debentures, the Company paid commissions to the broker totaling $15,600, which were capitalized as deferred financing costs. During the year ended March 31, 2007, the Company amortized $10,901 of deferred financing costs to interest expense.

Per the terms of the convertible debenture agreements, the notes have a term of 180 days from issuance and are redeemable by the Company with two days notice. The notes bear interest at 15% per annum and are convertible into shares of the Company’s common stock at a ratio of 6.67 shares for every dollar of debt converted. The proceeds of the convertible notes have and will be used in the ongoing operations of the Company. During the year ended March 31, 2007, the Company recorded interest expense of $6,073 related to these notes.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 8 - NOTES PAYABLE, continued

In connection with the issuance of the convertible debt, the Company recorded a debt discount totaling $106,167 related to the beneficial conversion feature of the notes. The Company is amortizing the debt discount using the effective interest method through the maturity dates of the notes. During the year ended March 31, 2007, the Company recorded additional interest expense of $76,529 related to the amortization of the debt discounts.

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, monthly payments of $3,000 will be made to Mr. Berry beginning in January 2007. In January 2008, these payments will increase to $6,000 and remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note will begin to accrue on January 1, 2008 and will be paid on a monthly basis along with the monthly principal payment beginning in January 2008. As of March 31, 2007, the total amount of deferred salaries under this arrangement was $242,950, of which $197,950 is recorded as a long-term liability in the accompanying consolidated balance sheet.

Future maturities of notes payable at March 31, 2007 are as follows:

Years Ending March 31,	Convertible Debentures	Officer	Related Party	Third Party	Total
2008	$120,000	$45,000	$120,000	$24,000	$309,000
2009	-	72,000	120,000	24,000	216,000
2010	-	125,950	120,000	11,440	257,390
2011	-	-	120,000	-	120,000
2012	-	-	120,000	-	120,000
Thereafter	-	-	739,500	-	739,500
	$120,000	$242,950	$1,339,500	$59,440	$1,761,890

NOTE 9 - COMMON STOCK

During fiscal 2007, the Company entered into Agency Agreements with a broker to raise funds in private placement offerings of common stock under Regulation D. In connection with these private placement offerings, the Company sold 4,692,000 shares of common stock at an average price of $0.22 per share resulting in gross proceeds of $1,014,400 net of offering costs of $112,372 during the year ended March 31, 2007.

During fiscal 2007, the Company issued 8,333 shares of common stock resulting from exercises of warrants at an average exercise price of $0.30 per share resulting in proceeds of $2,500.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 9 - COMMON STOCK, continued

During fiscal 2006, the Company entered into an Agency Agreement with a broker to raise funds in private placement offerings of common stock under Regulation D. In connection with this private placement offering, the Company sold 142,000 shares of common stock at an average price of $3.50 per share resulting in gross proceeds of $497,000 net of offering costs of $61,460 during the year ended March 31, 2006.

During fiscal 2006, the Company issued 71,592 shares of common stock resulting from cashless exercises of 82,134 warrants converted using an average market price of approximately $5.80 per share resulting in 10,621 warrants used for the cashless conversion.

During fiscal 2006, the Company issued 159,999 shares of common stock resulting from exercises of warrants at an average exercise price of $0.34 per share resulting in proceeds of $55,000.

NOTE 10 - STOCK OPTIONS AND WARRANTS

Effective October 1, 2002, the Company adopted the 2002 Stock Option Plan (the “2002 Plan”). The stockholders of the Company approved the 2002 Plan on October 1, 2002. Under the 2002 Plan, incentive stock options and nonqualified options may be granted to officers, employees and consultants of the Company for the purchase of up to 5,000,000 shares of the Company’s common stock. The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of grant. The exercise price per share under the non-qualified stock option plan shall not be less than 85% of the fair market value per share on the date of grant. Expiration dates for the grants may not exceed 10 years from the date of grant. The 2002 Plan terminates on October 1, 2012.

No incentive stock options or non-qualified stock options were granted during the years ended March 31, 2007 and March 31, 2006. All options granted have an exercise price equal to the fair market value at the date of grant, vest upon grant or agreed upon vesting schedules and expire five years from the date of grant. Therefore, there was no compensation expense recognized for options issued to employees during 2006. Pursuant to SFAS No. 123, total compensation expense recognized for options issued to consultants in prior years was $222,761 (including a $133,759 charge related to the modification of the option’s expiration dates) and $61,560 during 2007 and 2006, respectively. As of March 31, 2007 and 2006, there were 2,488,613 and 2,488,613 options outstanding, respectively, at an average exercise price of $0.45 per share under the 2002 Plan. There were no stock options granted subsequent to March 31, 2007. The Company had 2,511,387 options available for grant under the 2002 Plan at March 31, 2007.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 10 -STOCK OPTIONS AND WARRANTS, continued

From time to time, the Company issues warrants pursuant to various consulting agreements and other compensatory arrangements. During 2007 and 2006 the Company did not issue any warrants as the result of any third party service provider agreements.

During fiscal 2007, the Company issued a total of 1,258,750 warrants to various board members, advisory board members, employees, and ongoing consultants to purchase shares of the Company’s common stock. The weighted average exercise price of these warrants is $0.76. The exercise prices of these warrants are equal to the fair values of the Company’s shares as of the dates of each grant. The Company has determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be approximately $955,007 as of the dates of each grant. The assumptions used under the Black-Scholes pricing model included: a risk free rate ranging from 4.75% to 4.82%; volatility ranging from 233% to 282%; an expected exercise term of 5 years; and no annual dividend rate. The fair market value of the warrants has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the year ended March 31, 2007.

Certain warrants issued in conjunction with fundraising activities contain a cashless exercise provision. Under the provision, the holder of the warrant surrenders those warrants whose fair market value is sufficient to affect the exercise of the entire warrant quantity. The warrant holder then is issued shares based on the remaining net warrant and no proceeds are obtained by the Company. The surrendered warrants are cancelled by the Company in connection with this transaction.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 10 -STOCK OPTIONS AND WARRANTS, continued

The following represents a summary of all stock option and warrant activity for the years ended March 31, 2007 and 2006:
2007		2006
Options and Warrants	Weighted Average Exercise Price	Options and Warrants	Weighted Average Exercise Price

Outstanding, beginning of year	3,632,737	$0.57	4,341,245	$0.57
Issued	1,258,950	0.76	-	-
Exercised	(8,333)	0.30	(242,133)	0.10
Expired/forfeited	(363,333)	1.16	(466,375)	0.08

Outstanding and exercisable,
end of year	4,520,021	$0.58	3,632,737	$0.57

Weighted average exercise
price of warrants granted		$0.76		$-

The following table summarizes information about stock options and warrants outstanding and exercisable at March 31, 2007:

Exercise Price	Number of Options and Warrants Outstanding and Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$0.80 - $1.00	1,240,501	7.5	$0.98
$0.50 - $0.75	2,223,707	5.4	$0.56
$0.04 - $0.30	1,055,813	8.3	$0.13
	4,520,021

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 12 - RELATED PARTY TRANSACTIONS

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long term note payable. Under the terms of this note, monthly payments of $3,000 will be made to Mr. Berry beginning in January 2007. In January 2008, these payments will increase to $6,000 and remain at that amount until the loan is fully paid in December 2010. During the year ended March 31, 2007, note payments totaling $9,000 had been made to Mr. Berry pursuant to this note. Interest of 6% per annum on the outstanding principal balance of the note will begin to accrue January 1, 2008 and will be paid on a monthly basis along with the monthly principal payment beginning in January 2008. As of March 31, 2007, the total amount of deferred salaries under this arrangement was $242,950 and is recorded as a note payable in the accompanying consolidated balance sheet (see Note 8).

In June 2005, the Company retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee of $6,500. At that same time, Mr. Cannon also became the Company’s Secretary and a member of the Company’s Board of Directors. The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the years ended March 31, 2007 and 2006 were $78,500 and $64,624, respectively. In August 2006, Mr. Cannon was granted 103,400 warrants with an exercise price of $1.00 per share which equaled the fair value of the Company’s shares on the grant date. In January 2007, Mr. Cannon was granted 51,400 warrants with an exercise price of $0.28 per share which equaled the fair value of Company’s shares as of the grant date.

On October 13, 2006, various shareholders advanced the Company short term, zero interest loans ranging from $2,700 to $5,000 each, totaling $12,700. In December 2006 and January 2007, these loans were paid in full and have no outstanding balances as of March 31, 2007.

As of March 31, 2007 the Company had aggregate principal balances of $1,339,500 in outstanding unsecured indebtedness owed to five related parties including four former board of directors representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for total monthly principal payments beginning April 1, 2006 of $2,500, which increase by $2,500 every six months to a maximum of $10,000. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015. Related party interest expense under these notes was $85,595 and $79,179 for the years ended March 31, 2007 and 2006, respectively. Accrued interest, which is included in notes payable in the accompanying balance sheet, related to these notes amounted to $404,341 and $318,746 as of March 31, 2007 and 2006, respectively. Subsequent to year end the Company failed to make the required payments under the notes. However, pursuant to the note agreements, the Company has a 120 grace period to pay missed payments before the notes enter default. Management expects to pay all payments due prior to the expiration of the 120 day grace period. No new borrowings have been made by the Company from these related parties as of June 29, 2007.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2007 and 2006

NOTE 13 - SUBSEQUENT EVENTS

In January 2007, the Company entered into an Agency Agreement with a broker to raise funds in a private placement offering of common stock under Regulation D. In connection with this agreement, in April and May 2007, 3,524,584 shares of the Company’s common stock were sold to investors at an average price of $0.19 per share for gross proceeds of $672,000 to the Company, net of issuance costs of $74,360.

In May 2007, the Company issued 703,478 shares of common stock pursuant to the terms of convertible debenture agreements. The Company converted $105,469 of convertible notes with aggregate principal balances of $98,500 and accrued interest of $6,969. The interest on the convertible notes was accrued at 15% per annum through the conversion dates. The notes were converted into common stock at a ratio of 6.67 shares for every dollar of debt converted, representing $0.15 per share.

In April, 2007, the Company issued 350,000 shares of common stock pursuant to the payment terms of a consulting agreement. The shares were valued at $420,000, based on the underlying fair value of the shares on the date of grant, and have been recorded in prepaid assets to be expensed in selling, general and administrative expenses over the contract period during fiscal 2008.

In June 2007, the Company issued 6,052,000 warrants to investors in connection with recent Regulation D private placement agreements. These warrants were issued with average exercise prices of $0.33 and expiration dates of 18 months from the original dates of investments.

CRYOPORT, INC.

CONSOLIDATED BALANCE SHEET

June 30, 2007
(Unaudited)
ASSETS
Current assets:
Cash	$578,549
Accounts receivable, net	2,336
Inventories	147,398
Prepaid expenses and other current assets	15,320
Total current assets	743,603

Fixed assets, net	35,449
Intangible assets, net	3,529

$782,580

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$292,988
Accrued expenses	104,130
Accrued warranty costs	55,782
Accrued salaries and related	155,387
Convertible notes payable and accrued interest	23,063
Current portion of related party notes payable	135,000
Current portion of note payable to officer	54,000
Current portion of note payable	24,000
Total current liabilities	844,350

Related party notes payable and accrued interest payable,
net of current portion	1,613,860
Note payable to officer, net of current portion	179,950
Note payable, net of current portion	35,440

Total liabilities	2,673,600

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value; 100,000,000 shares authorized; 39,436,980 shares issued and outstanding	39,387
Additional paid-in capital	8,180,251
Accumulated deficit	(10,110,658)
Total stockholders’ deficit	(1,891,020)

$782,580

See accompanying notes to unaudited consolidated financial statements

 CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended June 30,
	2007	2006
	(Unaudited)	(Unaudited)
Net sales	$5,541	$18,462

Cost of sales	68,307	39,340

Gross loss	(62,766)	(20,878)

Operating expenses:
Selling, general and administrative expenses	594,555	203,307
Research and development expenses	28,587	19,109

Total operating expenses	623,142	222,417

Loss from operations	(685,908)	(243,295)

Interest expense	(58,000)	(26,276)

Loss before income taxes	(743,908)	(269,571)

Income taxes	1,600	-

Net loss	$(745,508)	$(269,571)

Net loss available to common stockholders per common share:
Basic and diluted loss per common share	$(0.02)	$(0.01)
Basic and diluted weighted average common
shares outstanding	37,890,100	30,090,329

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

	For The Three Months Ended
	June 30,
	2007	2006
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(745,508)	$(269,571)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	6,923	10,262
Amortization of deferred financing costs	4,699	-
Amortization of debt discount	29,638	-
Stock issued to consultants	382,500	-
Estimated fair value of stock options issued to
consultants, employees and directors	-	35,288
Changes in operating assets and liabilities:
Accounts receivable	7,838	13,500
Inventories	(1,390)	11,878
Prepaid expenses and other current assets	-	(4,499)
Accounts payable	(13,694)	52,802
Accrued expenses	6,903	(6,779)
Accrued warranty costs	375	(1,357)
Accrued salaries and related	(14,150)	33,475
Accrued interest	22,688	26,276

Net cash used in operating activities	(313,178)	(98,725)

Cash flows used in investing activities:
Purchases of fixed assets	(2,805)	-

Cash flows from financing activities:
Proceeds from borrowings under notes payable	-	80,000
Repayment of notes payable	(15,000)	-
Repayment of note payable to officer	(9,000)	-
Proceeds from issuance of common stock, net	554,140	24,685
Proceeds from exercise of warrants	100,000	-

Net cash provided by financing activities	630,140	104,685

Net change in cash	314,157	5,960

Cash, beginning of period	264,392	4,723

Cash, end of period	$578,549	$10,683

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$1,600	$-

Supplemental disclosure of non-cash activities:
Conversion of debt and accrued interest to
common stock	$105,679	$-

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 1 - MANAGEMENT’S REPRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by CryoPort, Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States of America for interim financial information, and pursuant to the instructions to Form 10-QSB and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending March 31, 2008. It is suggested that the consolidated financial statements be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s Form 10-KSB for the fiscal year ended March 31, 2007.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Cryoport, Inc. (the “Company”) was originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990 as a Nevada Corporation. The Company was engaged in the business of designing and building exotic body styles for automobiles compatible with the vehicle’s existing chassis.

On March 15, 2005, the Company entered into a Share Exchange Agreement (the “Agreement”) with CryoPort Systems, Inc. (“CryoPort Systems”), a California corporation, and its stockholders whereby the Company acquired all of the issued and outstanding shares of CryoPort Systems in exchange for 24,108,105 shares of its common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). CryoPort Systems was originally formed in 1999 as a California limited liability company and was reorganized into a California corporation on December 11, 2000. CryoPort Systems was founded to capitalize on servicing the transportation needs of the growing global “biotechnology revolution.” Effective March 16, 2005, the Company changed its name to CryoPort, Inc. The transaction was recorded as a reverse merger.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The principal focus of the Company is to market its newly developed CryoPort Express® One-Way Shipper System, a line of rent-and-return dry cryogenic shippers, for the transport of biological materials. These materials include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, reproductive tissues, infectious substances and other items that require continuous exposure to cryogenic temperature (less than -150 ° C). The Company currently manufactures a line of reusable cryogenic dry shippers. These primarily have served as vehicles for the development of the cryogenic technology, supporting the product development of the CryoPort Express® One-Way Shipper System, but also are essential components of the infrastructure that supports testing and research activities of the pharmaceutical and biotechnology industries. The Company’s mission is to provide cost effective packaging systems for biological materials requiring, or benefiting from, a cryogenic temperature environment over an extended period of time.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $745,508 during the three month period ended June 30, 2007 and had a cash balance of $578,549 at June 30, 2007. In addition, at June 30, 2007, the Company’s stockholders’ deficit was $1,891,020 and the Company had negative working capital of $100,747. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity funding sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate an extension of its existing debt. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has raised funds during the three month period ended June 30, 2007 in the amount of $554,140, net of issuance costs of $67,860.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The acquisition of CryoPort Systems by the Company has been accounted for as a reverse acquisition, whereby the assets and liabilities of CryoPort Systems are reported at their historical cost. The Company had no assets or operations at the date of acquisition. The reverse acquisition resulted in a change in reporting entity for accounting and reporting purposes. Accordingly, the accompanying consolidated financial statements have been retroactively restated for all periods presented to report the historical financial position, results of operations and cash flows of CryoPort Systems. Since the Company’s stockholders retained 5,600,000 shares of common stock in connection with the reverse acquisition, such shares have been reflected as if they were issued to the Company on the date of acquisition for no consideration as part of a corporate reorganization.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Principles of Consolidation

The consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, allowances for inventory obsolescence, accrued warranty costs, deferred tax assets and their accompanying valuations and product liability reserves.

Concentrations of Credit Risk

Cash

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. At June 30, 2007 the Company had $505,999 of cash balances which were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Customers

The Company grants credit to customers within the United States of America and to a limited number of international customers, and does not require collateral. Sales to other international customers are secured by advance payments, letters of credit, or cash against documents. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts, totaling approximately $4,900 as of June 30, 2007, are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The Company has foreign sales primarily in Europe, Latin America, Asia and Canada. Foreign sales are primarily under exclusive distribution agreements with international distributors. During the three month periods ended June 30, 2007 and 2006, the Company had foreign sales of approximately $1,431 and $9,650, respectively, which constituted approximately 26% and 52%, respectively, of net sales.

The majority of the Company’s customers are in the bio-tech, bio-pharmaceutical and animal breeding industries. Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk.

Fair Value of Financial Instruments

The Company’s consolidated financial instruments consist of cash, accounts receivable, related party notes payable, payables, accrued expenses, convertible notes payable and a note payable to a third party. The carrying value for all such instruments, except the related party notes payable, approximates fair value at June 30, 2007. The difference between the fair value and recorded values of the related party notes payable is not significant.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the first-in, first-out method. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Work in process and finished goods include material, labor and applied overhead. Inventories at June 30, 2007 consist of the following:

Raw materials	$63,607
Work in process	47,561
Finished goods	36,230

$147,398

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fixed Assets

Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Patents and Trademarks

Patents and trademarks are amortized, using the straight-line method, over their estimated useful life of five years.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2007, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accrued Warranty Costs

Estimated costs of the standard warranty, included with products at no additional cost to the customer for a period up to one year, are recorded as accrued warranty costs at the time of product sale. Costs related to servicing the extended warranty plan are expensed as incurred.

The following represents the activity in the warranty accrual account during the three month periods ended June 30:

	2007	2006
Beginning warranty accrual	$55,407	$59,532
Increase in accrual (charged to cost of sales)	375	1,268
Charges to accrual (product replacements)	-	(2,625)
Ending warranty accrual	$55,782	$58,175

Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements , as revised by SAB 104. The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale. The Company records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs . Shipping and handling fees and costs are included in cost of sales.

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of selling, general and administrative expenses. During the three month periods ended June 30, 2007 and 2006, the Company expensed approximately $1,584 and $250, respectively, in advertising costs.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Research and Development Expenses

The company expenses internal research and development costs as incurred. Third party research and development costs are expensed when the contracted work has been performed.

Stock-Based Compensation

Adoption of SFAS 123(R)

The Company accounts for equity issuances to employees and directors in accordance to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment , (“SFAS 123(R)”) which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statement of operations.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.

As stock-based compensation expense recognized in the consolidated statements of operations for the three month periods ended June 30, 2007 and 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures, if any. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the three month periods ended June 30, 2007 and 2006 were zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future. There were no warrants or stock options granted to employees and directors during the three month periods ended June 30, 2007 and 2006.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Plan Description

The Company’s stock option plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options generally vest over a five-year period beginning on the grant date and have a ten-year term. As of June 30, 2007, the Company is authorized to issue up to 5,000,000 shares under this plan and has 2,511,387 shares available for future issuances.

Summary of Assumptions and Activity

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly f rom the Company’s stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

	June 30,	June 30,
	2007	2006
Stock options and warrants:
Expected term	N/A	N/A
Expected volatility	N/A	N/A
Risk-free interest rate	N/A	N/A
Expected dividends	N/A	N/A

A summary of employee and director options and warrant activity for the three month period ended June 30, 2007 is presented below:
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Yrs.)	Aggregate Intrinsic Value
Outstanding at March 31, 2007	3,747,563	$0.59	7.46
Granted	-	$-
Exercised	-	$-
Forfeited	-	$-

Outstanding and exercisable at June 30, 2007	3,747,563	$0.59	7.21	$4,260,947

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

There were no warrants or stock options granted to employees and directors during the three months ended June 30, 2007 and 2006. There were no vesting of prior warrants or stock options issued during the three months ended June 30, 2007. During the three months ended June 30, 2006, in connection with the vesting of prior options issued, the Company recorded total charges of $35,288 in accordance with the provisions of SFAS 123(R), which have been included in selling, general and administrative expenses in the accompanying consolidated statement of operations. No employee or director warrants or stock options expired during the three months ended June 30, 2007 and 2006. The Company issues new shares from its authorized shares upon exercise of warrants or options.

As of March 31, 2007 all previously issued stock options and warrants were fully vested. Therefore, as of June 30, 2007 there were no unvested stock options or warrants and no unrecognized compensation cost related to employee and director stock option compensation arrangements. The total fair value of shares vested during the three months ended June 30, 2007 and 2006 were $0 and $35,288, respectively.

Issuance of Stock for Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued. In certain instances, the Company has discounted the values assigned to the issued shares for illiquidity and/or restrictions on resale.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees . The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance with EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company records the fair value of fully vested non-forfeitable common stock issued for future consulting services as prepaid services in its consolidated balance sheet.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes . Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter "C" corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada.

Basic and Diluted Loss Per Share

The Company has adopted SFAS No. 128, Earnings Per Share (see Note 6).

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in an increase of 3,868,953 and 692,957 shares for the periods ended June 30, 2007 and 2006, respectively.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio (“EITF 98-05”), and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments (“EITF 00-27”). In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method (see Note 4).

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued FASB Statement No. 157, Fair Value Measurements. This new standard provides guidance for using fair value to measure assets and liabilities. Under Statement 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, Statement 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. The provisions of Statement 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The adoption of this pronouncement is not expected to have material effect on the Company’s financial statements.

The FASB has issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP amends various authoritative literature notably FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The adoption of this pronouncement did not have a material effect on the Company’s consolidated financial statements.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted FIN 48 is effective on April 1, 2007. The adoption of FIN 48 has not had a material impact on the Company’s consolidated results of operations and financial condition.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections , a replacement of APB Opinion No. 20, Accounting Changes , and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements . SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

On February 15, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. SFAS 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities, including not-for-profit organizations. Most of the provisions in Statement 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. The fair value option established by Statement 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. A not-for-profit organization will report unrealized gains and losses in its statement of activities or similar statement. The fair value option: ( a ) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; ( b ) is irrevocable (unless a new election date occurs); and ( c ) is applied only to entire instruments and not to portions of instruments. Statement 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The adoption of this pronouncement is not expected to have material effect on the Company’s consolidated financial statements .

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company becomes a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility. In connection with its business merger, the Company has indemnified the merger candidate for certain claims arising from the failure of the Company to perform any of its representation or obligations under the agreements. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 4 - NOTES PAYABLE

As of June 30, 2007, the Company had aggregate principal balances of $1,324,500 in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increase by an aggregate of $2,500 every six months to a maximum of $10,000 per month. As of June 30, 2007, the aggregate principal payments totaled $5,000 and are scheduled to increase to an aggregate of $7,500 per month beginning July 2007. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related - party interest expense under these notes was $20,019 and $24,366 for the three months ended June 30, 2007 and 2006, respectively. Accrued interest, which is included in notes payable in the accompanying consolidated balance sheet, related to these notes amounted to $424,360 as of June 30, 2007. As of June 30, 2007, the Company had not made the required payments under the related-party notes which were due on April 1, May 1, and June 1, 2007. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On July 31, 2007, the Company paid the April 1 note payments due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

In October 2006, the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of convertible debentures under Regulation D. From February 2006 through January 2007, the Company received a total of $120,000 under this private placement offering of convertible debenture debt. Related to the issuance of the convertible debentures, the Company paid commissions to the broker totaling $15,600, which were capitalized as deferred financing costs. During the three months ended June 30, 2007, the Company amortized the remaining $4,699 of deferred financing costs to interest expense.

Per the terms of the convertible debenture agreements, the notes have a term of 180 days from issuance and are redeemable by the Company with two days notice. The notes bear interest at 15% per annum and are convertible into shares of the Company’s common stock at a ratio of 6.67 shares for every dollar of debt converted. The proceeds of the convertible notes have and will be used in the ongoing operations of the Company. During the three months ended June 30, 2007 the Company converted $98,500 of principal balances and $7,179 of accrued interest relating to these convertible debentures into 705,366 shares of common stock at a conversion price of $0.15 per share. As of June 30, 2007, the remaining balance of the convertible debenture notes and accrued interest was $23,063. During the three months ended June 30, 2007, the Company recorded interest expense of $2,669 related to these notes. See Note 8, Subsequent Events, for conversion of remaining convertible debentures.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 4 - NOTES PAYABLE, continued

In connection with the issuance of the convertible debt, the Company recorded a debt discount totaling $106,167 related to the beneficial conversion feature of the notes. The Company amortized the debt discount using the effective interest method through the maturity dates of the notes. During the three months ended June 30, 2007, the Company recorded additional interest expense of $29,638 related to the final amortization of the debt discounts.

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, monthly payments of $3,000 will be made to Mr. Berry beginning in January 2007. In January 2008, these payments will increase to $6,000 and remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note will begin to accrue on January 1, 2008 and will be paid on a monthly basis along with the monthly principal payment beginning in January 2008. As of June 30, 2007, the total amount of deferred salaries under this arrangement was $233,950, of which $179,950 is recorded as a long-term liability in the accompanying consolidated balance sheet.

The Company has a non-interest bearing note payable to a third party for $77,304, which was due in April 2003. The Company is currently required to make monthly payments of $2,000 as agreed upon with the third party. As of June 30, 2007, the remaining unpaid balance was $59,440.

NOTE 5 - EQUITY

During the three months ended June 30, 2007, 131,250 warrants were exercised at an average price of $0.76 per share for cumulative proceeds of $100,000.

In January 2007, the Company entered into an Agency Agreement with a broker to raise funds in a private placement offering of common stock under Regulation D. During the three months ended June 30, 2007, in connection with this agreement, 3,443,333 shares of the Company’s common stock were sold to investors at an average price of $0.18 per share for proceeds of $554,140 to the Company, net of issuance costs of $67,860.

During the three months ended June 30, 2007 the Company converted $98,500 of principal balances and $7,179 of accrued interest relating to these convertible debentures into 705,366 common stock shares at a conversion price of $0.15 per share (see Note 4).

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 5 - EQUITY, continued

In April 2007, the Company issued 375,000 shares of restricted common stock in lieu of fees paid to a consultant. These shares were issued at a value of $1.02 per share (based on the underlying stock price on the agreement date after a fifteen percent deduction as the shares are restricted) for a total cost of $382,500 which has been included in selling, general and administrative expenses for the three months ended June 30, 2007.

In June 2007, the Company issued a total of 6,052,000 warrants to purchase shares of the Company’s common stock at an average price of $0.35 per share to 68 individual investors in connection with funds raised in private placement offerings. The warrants have exercise periods of 18 months originating from the related investment date. The expiration dates range from December 2007 to October 2008.

During the three months ended June 30, 2007 and 2006, compensation expense from the vesting of options issued to employees and non-employees totaled $0 and $35,288, respectively, and has been included in selling, general and administrative expenses in the accompanying consolidated statements of operations (see Note 2).

NOTE 6 - LOSS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations for the three month periods ended June 30:

	2007	2006
Numerator for basic and diluted earnings per share:
Net loss available to common stockholders	$(711,758)	$(269,571)

Denominator for basic and diluted loss per common share:

Weighted average common shares outstanding	37,890,100	30,090,329

Net loss per common share available to common stockholders	$(0.02)	$(0.01)

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 7 - RELATED PARTY TRANSACTIONS

See Note 4, Notes Payable, for related party debt transactions.

In June 2005, the Company retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee of $6,500. At that same time, Mr. Cannon also became the Company’s Secretary and a member of the Company’s Board of Directors. The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the three months ended June 30, 2007 and 2006 was $19,500 and $19,500, respectively.

NOTE 8 - SUBSEQUENT EVENTS

In July 2007, the Company entered into an Agency Agreement with a broker to raise funds in a private placement offering of common stock under Regulation D. As of August 10, 2007, in connection with this agreement, 168,750 shares of the Company’s common stock were sold to investors at an average price of $0.80 per share for proceeds of $117,450 to the Company, net of issuance costs of $17,550.

In July 2007, the Company issued 154,331 shares of common stock pursuant to the terms of convertible debenture agreements. The Company converted $23,178 of convertible notes with aggregate principal balances of $21,500 and accrued interest of $1,678. The interest on the convertible notes was accrued at 15% per annum through the conversion dates. The notes were converted into common stock at a ratio of 6.67 shares for every dollar of debt converted, representing approximately $0.15 per share.

In July 2007, the Company issued warrants to purchase a total of 699,438 shares of the Company’s common stock at an average exercise price of $0.29 per share to a broker in connection with funds raised in private placement offerings.

In August 2007, the Company issued 25,000 shares pursuant to the exercise of warrants at an exercise price of $0.30 per share for proceeds of $7,500 to the Company.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

For The Three Months Ended June 30, 2007 and 2006

NOTE 8 - SUBSEQUENT EVENTS, continued

On July 2, 2007, the Company entered into a lease agreement with Viking Investors - Barents Sea, LLC for a building with approximately 11,881 square feet of manufacturing and office space located at 20382 Barents Sea Circle, Lake Forest, CA, 92630. The lease agreement is for a period of two years with renewal options for three, one year periods, beginning September 1, 2007. The lease requires initial monthly lease payments of $1.00 per square foot or $11,881 plus $0.23 per square foot or $2,733 per month for triple-net overhead building costs equaling a total monthly payment of $14,614 during the first year of occupancy. During the second year of occupancy, monthly per square foot lease payments increase to $1.04 or $12,356. In connection with the lease agreement the Company issued 10,000 warrants to the lessor at an exercise price of $1.55 per share for a period of two years. The Company expects to move all operations to the Lake Forest facility by September 15, 2007.

[Back Cover of Prospectus]

14,571,392 Shares

Common Stock

PROSPECTUS

________________, 2007

U ntil ____________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Registrant in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee		$1,528
Accounting Fees and Expenses		$7000	*
Legal Fees and Expenses		$60,000	*
Total	$

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by the Company during the past three years involving the issuance and sale of the Company’s securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). All securities sold by the Company were sold to individuals, trusts or others as accredited investors as defined under Regulation D under the Securities Act, as amended.

During fiscal 2007, 4,692,000 shares of the Company’s common stock were sold to investors at an average price of $0.22 per share resulting in proceeds of $902,028 to the Company, net of issuance costs of $112,372.

During fiscal 2007, the Company issued 8,333 shares of common stock resulting from exercises of warrants at an average exercise price of $0.30 per share resulting in proceeds of $2,500.

During fiscal 2006, 142,000 shares of the Company’s common stock were sold to investors at a price of $3.50 per share resulting in proceeds of $435,540 to the Company, net of issuance costs of $61,460.

During fiscal 2006, the Company issued 71,592 shares of common stock resulting from cashless exercises of 82,134 warrants converted using an average market price of approximately $5.80 per share resulting in 10,621 warrants used for the cashless conversion.

During fiscal 2006, the Company issued 159,999 shares of common stock resulting from exercises of warrants at an average exercise price of approximately $0.34 per share resulting in proceeds of $55,000.

The following schedules list the sales of shares of common stock net of offering costs (excluding exercises of options and warrants) and issuances of options and warrants during the fiscal years ended 2007 and 2006.

	Fiscal 2007
	Common Stock			Warrants		Options
	$	Shares	Avg Price	Issued	Ex. Price	Issued	Ex. Price
Qtr 1	$22,185	17,000	$1.50	-	-	-	-
Qtr 2	166,605	188,000	$1.02	846,750	$1.00	-	-
Qtr 3	-	-	-	-	-	-	-
Qtr 4	713,238	4,487,000	$0.18	412,200	$0.28	-	-
	$902,028	4,692,000		1,258,950		-

	Fiscal 2006
	Common Stock			Warrants		Options
	$	Shares	Avg Price	Issued	Ex. Price	Issued	Ex. Price
Qtr 1	$-	-	-	-	-	-	-
Qtr 2	240,660	78,000	$3.50	-	-	-	-
Qtr 3	109,620	36,000	$3.50	-	-	-	-
Qtr 4	85,260	28,000	$3.50	-	-	-	-
	$473,040	142,000		-		-

On October 1, 2007, the Company issued to a number of accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures (the “Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds to us of $4,001,551.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $3,436,551.25. In connection with the financing transaction, the Company also issued to the investors five-year warrants to purchase 5,604,411 shares of our common stock at $0.92 per share, two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share. In connection with the offering, the Company paid to a placement agent cash in the amount of $440,000 and issued warrants to purchase 560,364 shares of the Company’s common stock at $0.84 per share.

The issuances of the securities of the Company in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on the Company’s behalf; the securities sold are subject to transfer restrictions; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

ITEM 27. EXHIBITS

Exhibit No.	Description

3.1	State of Nevada Corporate Charter for G.T. 5- Limited , Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.2	Articles of Incorporation Of G.T 5-Limited , Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.3	Amendment to Articles of Incorporation of G T. 5-Limited issue 100M shares Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4	Amendment of Articles of Incorporationof G.T.5-Limited name change to CryoPort, Inc, Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4.1	Amended and Restated Articles of Incorporation. Incorporated by reference to the Company’s Current Report on Form 8-K filed October 19, 2007

3.5	Amended and Restated By-Laws Of CryoPort, Inc . Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.6	Articles of Incorporation CryoPort Systems, Inc . Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.7	By-Laws of CryoPort Systems, Inc . Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.8	CryoPort, Inc. Stock Certificate Specimen Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.9	Code of Conduct for CryoPort, Inc . Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.10	Code of Ethics for Senior Officers Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.11	Statement of Policy on Insider Trading Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.12	CryoPort, Inc. Audit Committee Charter Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.13	CryoPort Systems, Inc. 2002 Stock Incentive Plan Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.14	Stock Option Agreement ISO - Specimen Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.15	Stock Option Agreement NSO -Specimen Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.16	Warrant Agreement - Specimen Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.17	Patents and Trademarks

3.17.1	CryoPort Systems, Inc. Patent #6,467,642 On File with Company

3.17.2	CryoPort Systems, Inc. Patent #6,119,465 On File with Company

3.17.3	CryoPort Systems, Inc. Patent #6,539,726 On File with Company

3.17.4	CryoPort Systems, Inc. Trademark #7,583,478,7 On File with Company

3.17.5	CryoPort Systems, Inc. Trademark #7,586,797,8 On File with Company

4.1	Form of Debenture*

4.2	Form of Warrant*

5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Contracts

10.1.1
Stock Exchange Agreement associated with the merger of G.T.5-Limited and CryoPort Systems, Inc. dated 03/05/01 . Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.2	Commercial Promissory Notes between CryoPort, Inc. and D. Petreccia Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.3	Commercial Promissory Notes between CryoPort, Inc. and J. Dell Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.4	Commercial Promissory Notes between CryoPort, Inc. and M. Grossman Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.5	Commercial Promissory Notes between CryoPort, Inc. and P. Mullens Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.6	Commercial Promissory Notes between CryoPort, Inc. and R. Takahashi Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.7	Lease Agreement between CryoPort Systems, Inc. and Brea Hospital Properties, LLC . Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.8
Exclusive and Representation Agreement Between CryoPort Systems, Inc. and CryoPort Systems Ltda.
Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.9
Secured Promissory Note and Loan Agreement between Ventana Group, LLC and CryoPort, Inc. dated May 12, 2006 Incorporated by reference to the Company’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.2	Letter of Intent dated January 3, 2007, by CryoPort, Inc. and Commodity Sourcing Group Incorporated by reference to the Company’s Current Report on Form 8-K dated April 27, 2007.

10.2.1	Corrected Letter of Intent dated January 3, 2007, by CryoPort, Inc. and Commodity Sourcing Group Incorporated by reference to the Company’s Current Report on Form 8-K/A dated May 2, 2007.

10.3	Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC Incorporated by reference to the Company’s Current Report on Form 8-K dated April 27, 2007.

10.3.1
Corrected Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC  Incorporated by reference to the Company’s Current Report on Form 8-K/A dated May 2, 2007.

10.4
Consultant Agreement dated April 18, 2007 between CryoPort, Inc. and Malone and Associates, LLC
Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007

10.5
Lease Agreement dated July 2, 2007 between CryoPort, Inc. and Viking Inventors - Barents Sea, LLC
Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007

10.6	Securities Purchase Agreement dated September 27, 2007*

10.7	Registration Rights Agreement dated September 27, 2007*

10.8	Security Agreement dated September 27, 2007*

23.1	Consent by Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

23.2	Consent by KMJ Corbin & Company LLP*

* Filed herewith

ITEM 28. UNDERTAKINGS

(II) The undersigned Registrant hereby undertakes to:

(II)	file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(II)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(g) for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, California, on this November 9, 2007.

CRYOPORT, INC.

By:	/s/ Peter Berry
Peter Berry Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Lee Reid his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Berry	Director and Chief Executive Officer	November 9, 2007
(Principal Executive Officer)

/s/ Dee S. Kelly	Vice President of Finance	November 9, 2007
(Principal Financial and Accounting Officer)

/s/ Thomas Fischer	Director	November 9, 2007

/s/ Gary C. Cannon	Director	November 9, 2007

/s/ Adam Michelin	Director	November 9, 2007

/s/ Stephen L. Scott	Director	November 9, 2007